Filed Pursuant to Rule 424(b)(5)

Registration No. 333-281314

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities, and we are not soliciting offers to buy these securities, in any state or other jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 2, 2025

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus dated August 6, 2024)

                      Class A Ordinary Shares

Prefunded Warrants to Purchase up to                  Class A Ordinary Shares

Up to                Class A Ordinary Shares Underlying Prefunded Warrants

Ordinary Warrants to Purchase up to                    Class A Ordinary Shares

Up to                 Class A Ordinary Shares Underlying Ordinary Warrants

Placement Agent Warrants to Purchase up to                Class A Ordinary Shares

Up to                Class A Ordinary Shares Underlying Placement Agent Warrants

CHIJET MOTOR COMPANY, INC.

Pursuant to this prospectus supplement and the accompanying prospectus, Chijet Motor Company, Inc., a Cayman Islands exempted company with limited liability (the “Company,” “Chijet Motor,” “we,” “us,” and “our”) is offering on a best efforts basis (i)                        Class A ordinary shares, par value US$0.003 per share (the “Class A Ordinary Shares”, together with our Class B ordinary shares, par value US$0.003 per share, the “Ordinary Shares”) at a price of US$                   per share; (ii)                       prefunded warrants (each a “Prefunded Warrant” and collectively, the “Prefunded Warrants”) to purchase up to                 Class A Ordinary Shares at an exercise price of US$0.0001 per share; and (iii)                        ordinary warrants (each an “Ordinary Warrant” and collectively, the “Ordinary Warrants”, together with the Prefunded Warrants, each a “Warrant” and collectively “Warrants”) to purchase up to                       Class A Ordinary Shares, exercisable at an exercise price of US$                  per share. Subject to limited exceptions, a holder of Warrants will not have the right to exercise any portion of its Warrants if the holder (together with the holder’s affiliates, and any other persons acting as a group together with the holder or any of the holder’s affiliates) would beneficially own in excess of 4.99% (or, at the election of the holder, 9.99%) of the number of Class A Ordinary Shares outstanding immediately after giving effect to such exercise. This prospectus supplement also relates to the offering of Placement Agent Warrants (as defined below) and Class A Ordinary Shares issuable upon exercise of the Placement Agent Warrants.

Under the zero cash exercise option of the Ordinary Warrant, at any time the Ordinary Warrant is outstanding, a holder of the Ordinary Warrant has the right to receive, without payment of any additional cash to the Company, an aggregate number of shares equal to the product of the aggregate number of Class A Ordinary Shares that would be issuable upon a cash exercise of the Ordinary Warrant multiplied by two. Accordingly, we believe it is highly unlikely that a holder of the Ordinary Warrants would pay an exercise price in cash to receive one Class A ordinary share when the holder could instead choose the zero cash exercise option and pay no cash to receive up to                    Class A Ordinary Shares if the exercise price decreases to and equals the floor price at the time of such election. As a result, we will likely not receive any additional funds and do not expect to receive any additional funds upon the exercise of the Ordinary Warrants. This prospectus supplement also relates to the Class A Ordinary Shares that are issuable from time to time upon exercise of each of the Ordinary Warrants. The Ordinary Warrants also contain certain anti-dilution protections, as further described herein. Please see the section of this prospectus supplement entitled “Description of the Securities We Are Offering” for further information.

In addition, at 9:01 a.m. Eastern time on                   , 2025 (the “First Reset Date”), the exercise price of the Ordinary Warrants will be reset to reflect a price equal US$                     while the number of shares issuable upon exercise will be increased such that the aggregate exercise price of the Ordinary Warrants on the issuance date for the Class A Ordinary Shares underlying the Ordinary Warrants then outstanding shall remain unchanged. Subsequently, at 9:01 a.m. Eastern time on                     , 2025 (the “Second Reset Date”), the exercise price of the Ordinary Warrants will be reset to reflect a price equal US$                    , while the number of shares issuable upon exercise will be increased such that the aggregate exercise price of the Ordinary Warrants on the issuance date for the Class A Ordinary Shares underlying the Ordinary Warrants then outstanding shall remain unchanged. Any reduction to the exercise price of the Ordinary Warrants and resulting increase in the number of Class A Ordinary Shares underlying the Ordinary Warrants will be subject to a floor price. The floor price will be equal to US$.

If all of the Ordinary Warrants offered to investors in this offering are exercised on a zero cash basis at the floor price of the Ordinary Warrants, an aggregate of                      Class A Ordinary Shares would be issued upon such zero cash exercise without payment to us of any additional cash. The Ordinary Warrants will be exercisable from issuance, as further described in “Description of Securities We are Offering.”

We are also offering to certain purchasers whose purchase of Class A Ordinary Shares and Ordinary Warrants in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding Class A Ordinary Shares immediately following the consummation of this offering, the opportunity to purchase, if any such purchaser so chooses in lieu of Class A Ordinary Shares, Prefunded warrants. The purchase price of each Prefunded Warrant and Ordinary Warrant will be equal to the public offering price for the Class A Ordinary Shares and Ordinary Warrants in this offering, minus US$0.0001, and the exercise price of each Prefunded Warrant is US$0.0001 per share. The Prefunded Warrants will be immediately exercisable and may be exercised at any time until all of the Prefunded Warrants are exercised in full. For each prefunded warrant that we sell, the number of the Class A Ordinary Shares we are offering will be reduced on a one-for-one basis. Because an Ordinary Warrant is being sold together in this offering with each Class A ordinary share and, in the alternative, each Prefunded Warrant to purchase one Class A Ordinary Share, the number of Ordinary Warrants sold in this offering will not change as a result of a change in the mix of the Class A Ordinary Shares and Prefunded Warrants sold. The Class A Ordinary Shares and Prefunded Warrants, and the accompanying Ordinary Warrants, as the case may be, can only be purchased together in this offering but will be issued separately and will be immediately separable upon issuance. Pursuant to the registration statement related to this prospectus supplement, we are also registering the Class A Ordinary Shares issuable upon exercise of the Ordinary Warrants and Prefunded Warrants offered hereby.

Our Class A Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “CJET.” The last reported sale price of our Class A Ordinary Shares on the Nasdaq Capital Market on August 29, 2025 was US$1.76 per share. There is no established trading market for the Warrants, and we do not intend to apply for listing of the Warrants on any national securities exchange.

During the 12 calendar months prior to and including the date of this Prospectus Supplement (excluding this offering), we have not offered or sold any securities pursuant to General Instruction I.B.5 of Form F-3.

We have engaged Maxim Group LLC as our exclusive placement agent (“Maxim” or the “Placement Agent”) to use its best efforts to solicit offers to purchase our securities in this offering. The Placement Agent has no obligation to purchase any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. Because there is no minimum offering amount required as a condition to closing in this offering, the actual public offering amount, Placement Agent’s fee and proceeds to us, if any, are not presently determinable and may be substantially less than the total maximum offering amounts set forth above and throughout this prospectus. We have agreed to pay the placement agent the placement agent fees set forth in the table below. See “Plan of Distribution” in this prospectus for more information.

		Per Share and Ordinary Warrant	Per Prefunded Warrant and Ordinary Warrant	Total
Public offering price	$		$	$
Placement Agent fees (1)	$		$	$
Proceeds, before expenses, to the Company(2)	$		$	$

(1)	Represents a cash fee equals to 7.0% of the aggregate purchase price paid by investors in this offering. We have also agreed to reimburse the placement agent for certain of its offering-related expenses, including an out-of-pocket actual expenses up to US$50,000. See “Plan of Distribution” for a complete description of compensation payable to the placement agent.
(2)	Because there is no minimum number of securities or amount of proceeds required as a condition to closing in this offering, the actual public offering amount, placement agent fees, and proceeds to us, if any, are not presently determinable and may be substantially less than the total maximum offering amounts set forth above. For more information, see “Plan of Distribution”. The amount of offering proceeds to us presented in this table does not give effect to any cash exercise of the Ordinary Warrants, Prefunded Warrants or Placement Agent Warrants.

The delivery to purchasers of the securities being offered pursuant to this prospectus supplement and the accompanying prospectus is expected to be made on or about September                     , 2025, subject to satisfaction of certain customary closing conditions.

Investing in our securities involves a high degree of risk. Please read “Risk Factors” beginning on page S-9 of this prospectus supplement and on page S-4 of the accompanying prospectus.

Neither the United States Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Maxim Group LLC

Prospectus supplement dated September                             , 2025

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. We have not authorized anyone else to provide you with additional or different information. We are offering to sell, and seeking offers to buy Class A Ordinary Shares only in jurisdictions where offers and sales are permitted. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date.

No action is being taken in any jurisdiction outside the United States to permit a public offering of the Class A Ordinary Shares or possession or distribution of this prospectus supplement or the accompanying prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement or the accompanying prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement and the accompanying prospectus applicable to that jurisdiction.

i

ABOUT THIS PROSPECTUS

ABOUT THIS PROSPECTUS SUPPLEMENT

On August 6, 2024, we filed with the U.S. Securities and Exchange Commission, or the SEC, a registration statement on Form F-3 (File No. 333-281314) utilizing a shelf registration process relating to the securities described in this prospectus supplement. The registration statement on Form F-3 was declared effective on August 16, 2024. Under this shelf registration process, we have registered to sell, from time to time, up to US$200 million in the aggregate of ordinary shares, debt securities, warrants, rights and units.

This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of this offering and adds, updates and changes information contained in the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference in this prospectus supplement or the accompanying prospectus, on the other hand, you should rely on the information in this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus supplement or the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement as our business, financial condition, results of operations and prospects may have changed since the earlier dates.

S-1

Any statement made in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated by reference into this prospectus supplement modifies or supersedes that statement. Any statements so modified or superseded will be deemed not to constitute a part of this prospectus supplement except as so modified or superseded. In addition, to the extent of any inconsistencies between the statements in this prospectus supplement and similar statements in any previously filed report incorporated by reference into this prospectus supplement, the statements in this prospectus supplement will be deemed to modify and supersede such prior statements.

This prospectus supplement and the accompanying prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information, and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus supplement and the accompanying prospectus or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus supplement and the accompanying prospectus and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus supplement. Accordingly, investors should not place undue reliance on this information.

The registration statement that contains this prospectus supplement, including the exhibits to the registration statement and the information incorporated by reference, contains additional information about the securities offered under this prospectus supplement. That registration statement can be read on the SEC’s website or at the SEC’s offices mentioned below under the heading “Where You Can Find More Information.”

We are responsible for the information contained and incorporated by reference in this prospectus supplement, the accompanying base prospectus and any related free writing prospectus that we prepare or authorize. We have not authorized anyone to provide you with different or additional information, and we take no responsibility for any other information that others may give you. If you receive any other information, you should not rely on it.

This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which this prospectus supplement relates, nor do this prospectus supplement and the accompanying base prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information in this prospectus supplement and the accompanying prospectus is accurate at any date other than the date indicated on the cover page of this prospectus supplement or that any information that we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference. Our business, financial condition, results of operations or prospects may have changed since that date.

You should not rely on or assume the accuracy of any representation or warranty in any agreement that we have filed in connection with this offering or that we may otherwise publicly file in the future because any such representation or warranty may be subject to exceptions and qualifications contained in separate disclosure schedules, may represent the applicable parties’ risk allocation in the particular transaction, may be qualified by materiality standards that differ from what may be viewed as material for securities law purposes or may no longer continue to be true as of any given date.

Unless stated otherwise or the context otherwise requires, references in this prospectus supplement and the accompanying base prospectus to the “Company,” “Chijet Motor,” “we,” “us” or “our” refer to Chijet Motor Company, Inc. and its consolidated subsidiaries.

S-2

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

This prospectus supplement contains forward-looking statements that reflect our current expectations and views of future events. Known and unknown risks, uncertainties and other factors, including those listed under “—Risk Factors,” may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigations Reform Act of 1995.

You can identify some of these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to,” “potential,” “continue” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include statements relating to:

●	changes in applicable laws or regulations;

●	the actual performance of our technology in full-scale operation at customer locations;

●	the timing of revenue and expenditures;

●	the ability of ours to access sufficient capital to run its business;

●	assumptions regarding, and changes in, energy, material and labor prices;

●	the possibility that we might be adversely affected by other economic, business or competitive factors;

●	the future financial and business performance of us and our subsidiaries;

●	the performance of our technology in full-scale operations at customer locations;

●	the potential market size and the assumptions and estimates related thereto;

●	changes in the market for our products and services;

●	the outcome of any legal proceedings that might be instituted against us;

●	expansion and other plans and opportunities;

●	other factors in the “Item 3. Key Information - D. Risk Factors” section in the 2023 annual report.

These forward-looking statements involve various risks and uncertainties. Although we believe that our expectations expressed in these forward-looking statements are reasonable, our expectations may later be found to be incorrect. Our actual results could be materially different from our expectations. You should thoroughly read this supplement and the documents that we refer to with the understanding that our actual future results may be materially different from and worse than what we expect. In addition, the rapidly changing nature of the online consumer finance industry results in significant uncertainties for any projections or estimates relating to the growth prospects or future condition of our market. Furthermore, if any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions. You should not place undue reliance on these forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements.

The forward-looking statements made in this prospectus supplement, or the information incorporated by reference herein relate only to events or information as of the date on which the statements are made in such document. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

S-3

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information about us and the offering contained elsewhere in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus. It is not complete and may not contain all the information that may be important to you. You should carefully read the entire prospectus supplement and the accompanying prospectus, as well as the information incorporated by reference, before making an investment decision, especially the information presented under the heading “Risk Factors” of this prospectus supplement, and our financial statements and the notes to those financial statements, which are incorporated by reference, and the other financial information appearing elsewhere in or incorporated by reference into this prospectus supplement. See “Incorporation of Certain Information by Reference.” In this prospectus supplement, except as otherwise indicated or as the context otherwise requires, “Chijet Motor,” “the Company,” “we,” “our” and “us” refer to Chijet Motor Company, Inc. and its consolidated subsidiaries.

Overview

We are engaged in the research and development, production and sales of new energy vehicles. New energy vehicles, or NEVs, refers to plug-in electric vehicles including battery electric vehicles, plug-in hybrid (PHEV) electric vehicles and fuel cell electric vehicles. Our mission is to produce vehicles with efficient exhaust emissions, improve air quality, and benefit users and the environment. We are domiciled in the Cayman Islands and operate through our subsidiaries, as described below.

Our core operating entity, Shandong Baoya New Energy Vehicle Co., Ltd., or Shandong Baoya, was founded in 2009 and was one of the earliest companies in China to engage in the research and development, production and sales of new energy vehicles. Our subsidiaries mainly include Baoya New Energy Automobile R&D Institution (Yantai) Co., Ltd., Baoya New Energy Automobile Sale (Yantai) Co., Ltd., Xiangyang Yazhi New Energy Automobile Co., Ltd., Xiangyang Yazhi New Energy Automobile Sale Co. Ltd., Bijie Yabei New Energy Automobile Co., Ltd. , Dezhou Yitu New Energy Automobile Co., Ltd., Dezhou Yarui New Energy Automobile Co., Ltd, and Baoya New Energy Automobile R&D (Xiangyang) Co., Ltd. In 2019 we acquired our interest in FAW Jilin Automobile Co., Ltd., or FAW Jilin. Our primary operating entities are Shandong Baoya and FAW Jilin.

Our main business includes the design and development, production, sales, after-sales service and export of new energy vehicles and vehicle parts. Our passenger vehicles include small cars, sedans and sports utility vehicles, or SUVs, and our commercial vehicles include light trucks and vans. Our automobile industry group provides products and services to the entire value chain for our vehicles include R&D, manufacturing, sales and product services.

Our manufacturing process uses intelligent manufacturing ecosystems, which focus on efficiency in planning, R&D, supply chain management, manufacturing, quality, and logistics.

Our two core operating entities, Shandong Baoya and FAW Jilin produce new energy vehicles and traditional fuel vehicles. After more than 40 years of development and operations, FAW Jilin has sold millions of vehicles in China and has established its place as one of the leaders in the popularization of light and small vehicles in China.

Corporate History

We were incorporated as an exempt company with limited liability under the laws of the Cayman Islands on June 14, 2022. Our wholly owned subsidiary, Chijet Inc. was incorporated under the laws of the Cayman Islands on July 2, 2021. Chijet Inc., in turn, indirectly holds an over 85% interest in Shandong Baoya. In addition, Chijet Inc. indirectly holds an over 60% interest in FAW Jilin.

Our core operating entity, Shandong Baoya, was founded in 2009 and is one of the earliest companies in China to engage in the research and development, production and sales of new energy vehicles. Our subsidiaries mainly include Baoya New Energy Automobile R&D Institution (Yantai) Co., Ltd., Baoya New Energy Automobile Sale (Yantai) Co., Ltd., Xiangyang Yazhi New Energy Automobile Co., Ltd., Xiangyang Yazhi New Energy Automobile Sale Co. Ltd., Bijie Yabei New Energy Automobile Co., Ltd., Dezhou Yitu New Energy Automobile Co., Ltd., Dezhou Yarui New Energy Automobile Co., Ltd, Baoya New Energy Automobile R&D (Xiangyang) Co., Ltd. In 2019, we acquired our interest in FAW Jilin. Our primary operating entities are Shandong Baoya, and Shandong Baoya’s subsidiary, FAW Jilin. FAW Jilin has a subsidiary named FAW Jilin Automobile Sale Co., Ltd. and a branch named Shandong Branch of FAW Jilin.

S-4

In preparation for listing our securities on the Nasdaq Stock Market LLC (the “Nasdaq”) through a merger with a Special Purpose Acquisition Company (“SPAC”) traded on Nasdaq, we completed a reorganization in June 2023, which involved the following preliminary steps:

On July 2, 2021, Chijet Inc. was established under the laws of the Cayman Islands.

On July 12, 2021, Baoya Technology Holdings Limited was incorporated in British Virgin Islands as a wholly-owned subsidiary of Chijet.

On July 28, 2021, Baoyaev Group Limited was incorporated in Hong Kong as a wholly-owned subsidiary of Baoya Technology Holdings Limited.

On October 21, 2021, Baoya New Energy (Shandong) Co., Ltd. (“WFOE”) was established in the PRC as a wholly-owned subsidiary of Baoyaev Group Limited.

By June 3, 2022, Chijet Inc. acquired 85.2% stake in Shandong Baoya through its wholly-owned subsidiary WFOE.

On October 25, 2022, Chijet Motor entered into a business combination agreement with Jupiter Wellness Acquisition Corp. (“JWAC”), a Delaware corporation, Chijet Inc., certain sellers described in the Business Combination Agreement (the “Sellers”),, Mu Hongwei in the capacity as the Seller Representative thereunder and Chijet Motor (USA) Company, Inc. (“Merger Sub”), a Delaware corporation and a wholly-owned subsidiary of Chijet Motor (the “Business Combination”), pursuant to which, among other things, (a) we acquired all of the issued and outstanding capital shares of Chijet held by the Sellers in exchange for ordinary shares of Chijet Motor, and any shares Chijet held in Chijet Motor were surrendered for no consideration, such that Chijet became a wholly-owned subsidiary of Chijet Motor and the Sellers become shareholders of Chijet Motor; and immediately thereafter (b) the Merger Sub merged with and into JWAC, with JWAC continuing as the surviving entity and a wholly-owned subsidiary of Chijet Motor.

S-5

On June 1, 2023, the Business Combination was completed. On June 2, 2023, our ordinary shares began trading on The Nasdaq Global Market under the ticker symbol “CJET.”

As of the date of this prospectus supplement, we and our PRC subsidiaries have received from PRC authorities all requisite licenses, permissions or approvals that are material for the business operations currently conducted in China, and have not been subject to any penalties or other disciplinary action from any PRC authority for the failure to obtain or the insufficiency of any license, permission or approval in connection with the conduct of our business operations. We have not been denied by any PRC authority with respect to the application of any requisite permissions by us or our PRC subsidiaries. Apart from the business licenses held by each of our PRC subsidiaries, the following table provides details on the material licenses and permissions held by our PRC subsidiaries. However, if we do not receive or maintain the approvals, or we inadvertently conclude that such approvals are not required, or applicable laws, regulations, or interpretations change such that we are required to obtain approval in the future, we may be subject to investigations by competent regulators, fines or penalties, ordered to suspend our relevant operations and rectify any non-compliance, prohibited from engaging in relevant business or conducting any offering, and these risks could result in a material adverse change in our operations, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless.

S-6

The chart below summarizes our corporate structure:

CJET EQUITY STRUCTURE CHART

2025.5

Mu Hongwei
Zhang Jiannong
Wang Qingjun
Zhou Zhongbin
Liu Yang
Yan Jiayi
38.60%
29.88%
28.80%
2.09%
0.47%
0.16%
Wu Lichun 吴立春
Chijetgroup Holding Limited (BVI-I)
100%
100%
Public shareholders
JWAC Sponsors & Independent directors
Euroamer Kaiwan Technology Company Limited
Chijet Holdings Limited (BVI- II)
Hong Kong Yeda International Holdings Co., Limited
Hong Kong Guotai International Holdings Co., Limited
Others Public shareholders
MAORONG XU
VERTICAL CHANNEL LIMITED
YOULAI LI
LONGMING WU
XMAKER HOLDING INC
HAKAN LIU
TUO SU
Shareholders holding less than 5% of the shares
CVR holders restricted shares
39,032 0.13%
2,320,112 7.51%
1,520,241 4.92%
513,378 1.66%
511,173 1.65%
504,838 1.63%
2,906,977 9.41%
2,877,907 9.32%
2,848,837 9.22%
2,761,628 8.94%
2,732,558 8.85%
2,616,279 8.47%
2,325,581 7.53%
5,768,134 18.67%
640,850 2.07%
30,887,525
100%
CHIJET MOTOR COMPANY, INC.
100%
100%
100%
Other Shareholders
Chijet Motor (USA) Company Inc.
Jupiter Wellness Acquisition Corp.
Chijet Inc. (Company Co.)
20%
80%
100%
Too Express Group Inc
Baoya Technology Holdings Limited (BVI-III)
100%
BAOYAEV GROUP LIMITED (HK Co.)
100%
Baoya New Energy (Shandong) Co., Ltd. (WFOE)
Qingdao Lianfeng New Energy Technology Co., Ltd.
85.172%
14.828%
Shandong Baoya New Energy Vehicle Co., Ltd.
China FAW Co., Ltd.
70.5%
29.5%
FAW Jilin Automobile Co., Ltd.
CJET CONTROL DISTRIBUTION
Chijet Holdings Limited
Euroamer Kaiwan Technology Company Limited
Other Independent Shareholders
22.56%
34.43%
43.01%
CHIJET MOTOR COMPANY, INC.

Recent Development

On January 10, 2025, our shareholders approved and adopted an amended and restated memorandum and articles of association, which changed the authorized issued share capital of our company from US$30,000,000.00 divided into 10,000,000,000 shares of par value of US$0.003 each, to US$30,000,000.00 divided into 10,000,000,000 shares of a par value of US$0.003 each, consisting of (i) 9,982,000,000 Class A ordinary shares of a par value of US$0.003 each and (ii) 18,000,000 Class B ordinary shares of a par value of US$0.003 each. Each Class A ordinary share is entitled to one (1) vote and each Class B ordinary share is entitled to twenty (20) votes. In connection with this-re-designation of our authorized capital, all of the then outstanding and issued outstanding ordinary shares were converted into Class A ordinary shares on a one-for-one basis.

On April 28, 2025, we closed a transaction where 23,255,814 Class A Ordinary Shares (“Company Shares”) were issued as the purchase price for our acquisition of the 80% equity interests (the “TE Shares”) in Too Express Group Inc. Pursuant to a Future Rights Agreement delivered at the closing, if the shareholder equity of the Company as of June 30, 2025 is a negative number, the Company shares shall be forfeited and the TE Shares shall be returned to the original sellers of the TE Shares. We shall enter into an agreement with the original sellers of the TE shares for the TE shares to be returned to the original sellers. Our board of directors concluded that the conditions for the forfeiture of the Company Shares under the Future Rights Agreement had been met and as such, the Company Shares were forfeited, retired and cancelled as of August 1, 2025. We intend to further negotiate an agreement with the original sellers of the TE shares regarding the return of the TE shares, pursuant to the terms of the future rights agreement.

On April 30, 2025, we were notified by Nasdaq that our application to transfer the listing of our Class A Ordinary Shares from the Nasdaq Global Market to the Nasdaq Capital Market was approved. Our securities began trading on the Nasdaq Capital Market on May 2, 2025.

Corporate Information

We are a Cayman Islands exempted company structured as a holding company and conduct our operations in China through Shandong Baoya and its subsidiaries. Our principal executive offices are located at No. 8, Beijing South Road, Economic & Technological Development Zone Yantai, Shandong, CN-37 264006 and our telephone number is +86-0535-2766221.

Our agent for service of process in the United States is Puglisi & Associates, 850 Library Avenue, Suite 204, Newark, Delaware 19711.

S-7

THE OFFERING

Class A Ordinary Shares Offered by Us	Class A Ordinary Shares, US$ per share.

Prefunded Warrants Offered by Us	We are also offering, in lieu of Class A Ordinary Shares, Prefunded Warrants to purchase up to Class A Ordinary Shares to any purchasers whose purchase of Class A Ordinary Shares in this offering would otherwise result in such investor, together with its affiliates and related parties, beneficially owning more than 4.99% of our outstanding Class A ordinary shares immediately following the consummation of this offering. The purchase price of each Prefunded Warrant is equal to the price at which the Class A ordinary share is being sold in this offering, minus US$0.0001, and the exercise price of each Prefunded Warrant is US$0.0001 per share. The Prefunded Warrants will be exercisable immediately and may be exercised at any time until all of the Prefunded Warrants are exercised in full. The Prefunded Warrants and the Class A Ordinary Shares issuable upon the exercise thereof are being registered on the registration statement of which this prospectus supplement is a part.

Ordinary Warrants Offered by Us

We are offering Ordinary Warrants to purchase up to Class A Ordinary Shares at an exercise price of US$              per share. The Class A Ordinary Shares (or Prefunded warrants) and the accompanying Ordinary Warrants are being sold in combination, with each Class A Ordinary Share (or Class A Ordinary Shares underlying a Prefunded Warrant) being accompanied by an Ordinary Warrant to purchase                   Class A Ordinary Share.

The Ordinary Warrants will be immediately exercisable upon issuance and will expire five (5) years after the original issuance date.

Following the issue date of the Ordinary Warrants, a holder of the Ordinary Warrants has the right to receive, without payment of any additional cash to the Company, an aggregate number of shares equal to the product of the aggregate number of Class A Ordinary Shares that would be issuable upon a cash exercise of the Ordinary Warrant and multiplied by two (2). Accordingly, we believe it is highly unlikely that a holder of the Ordinary Warrants would pay an exercise price in cash to receive one Class A Ordinary Share when the holder could instead choose the zero cash exercise option and pay no cash to receive up to                Class A Ordinary Shares if the exercise price decreases to and equals the floor price at the time of such election.

In addition, at 9:01 a.m. Eastern time on                    , 2025 (the “First Reset Date”), the exercise price of the Ordinary Warrants will be reset to reflect a price equal US$                 ; and the number of shares issuable upon exercise will be increased such that the aggregate exercise price of the Ordinary Warrants on the issuance date for the Class A Ordinary Shares underlying the Ordinary Warrants then outstanding shall remain unchanged. Subsequently, at 9:01 a.m. Eastern time on                  , 2025 (the “Second Reset Date”), the exercise price of the Ordinary Warrants will be reset to a price equal to US$               ; and the number of shares issuable upon exercise will be increased such that the aggregate exercise price of the Ordinary Warrants on the issuance date for the Class A Ordinary Shares underlying the Ordinary Warrants then outstanding shall remain unchanged. If all of the Ordinary Warrants offered to investors in this offering are exercised on a zero cash basis at the floor price of the warrants, an aggregate of                   shares would be issued upon such zero cash exercise without payment to us of any additional cash.

This offering also relates to the Class A Ordinary Shares issuable upon the exercise of the Ordinary Warrants sold in this offering. For more information regarding the Ordinary Warrants, you should carefully read the section entitled “Description of Securities We Are Offering” on page S-19 of this prospectus supplement.

Placement Agent Warrants	We have agreed to issue to the placement agent warrants to purchase up to Class A Ordinary Shares as a portion of the compensation payable to the Placement Agent in connection with this offering (the “Placement Agent Warrants”). The Placement Agent Warrants will be immediately exercisable upon issuance at an exercise price equal to US$ per Class A Ordinary Share, expire five (5) years after the original issuance date, and are otherwise in substantially similar form to the Ordinary Warrants issued in the offering. The Placement Agent Warrants and the Class A Ordinary Shares underlying the Placement Agent Warrants are being registered on the registration statement of which this prospectus supplement is a part. If all of the Placement Agent’s Warrants are exercised on a zero cash basis at the floor price, an aggregate of Class A Ordinary Shares would be issued upon such zero cash exercise without payment to the Company of any additional cash. See “Plan of Distribution” on page S-21 of this prospectus supplement.

Total Class A Ordinary Shares Outstanding Immediately Before this Offering	5,392,446 Class A Ordinary Shares.

Class A Ordinary Shares to be Outstanding Immediately After this Offering	Class A Ordinary Shares, assuming none of the Warrants in this offering are exercised.

Market for the Class A Ordinary Shares	Our Class A Ordinary Shares are traded on the Nasdaq Capital Market under the symbol “CJET.” We do not intend to apply for listing of our Warrants on any national securities exchange. As a result, there is no established public trading market for the Warrants, and we do not expect a market to develop.

Use of Proceeds

We intend to use the net proceeds from this offering for acquisition of new businesses, corporate management, talent recruitment and general working capital purposes. See “Use of Proceeds” of this prospectus supplement.

Risk Factors	Investing in our securities involves a high degree of risk. For a discussion of factors, you should consider carefully before deciding to invest in our securities. See “Risk Factors” of this prospectus supplement, the accompanying prospectus and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus.

Transfer Agent and Registrar	Equiniti Trust Company, LLC.

Unless otherwise indicated, the number of Class A Ordinary Shares outstanding after this offering is based on 5,392,446 Class A Ordinary Shares issued and outstanding as of the date of this prospectus supplement, and excludes the number of Class A Ordinary Shares issuable upon the exercise of Prefunded Warrants, the Ordinary Warrants and the Placement Agent Warrants issued in this offering.

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RISK FACTORS

Any investment in our securities involves a high degree of risk. You should consider carefully the risks described below as well as the risks described in the section captioned “Risk Factors” in our annual report on Form 20-F for the year ended December 31, 2024, and as updated by any document that we subsequently file with the SEC that is incorporated by reference in this prospectus supplement or the accompanying prospectus, together with other information in this prospectus supplement, the accompanying prospectus and the information and documents incorporated by reference in this prospectus supplement and the accompanying prospectus before you make a decision to invest in our securities. If any of such risks actually occur, our business, operating results, prospects or financial condition could be materially and adversely affected. This could cause the trading price of our Class A Ordinary Shares to decline and you may lose all or part of your investment. The risks described below are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business operations. The risks discussed below also include forward-looking statements and our actual results may differ substantially from those discussed in these forward-looking statements. See “Forward-Looking Information.”

Risks Related to Our Business, Financial Position and Capital Requirements

We are in breach of certain loan agreements and may become in breach of other loan agreements in the future. If lenders enforce the pledge on certain of our properties, our business operation may be disrupted, and our business, financial condition, results of operations and prospects could be materially and adversely affected.

We obtained loans from certain related parties and other institutions to fund our business operations. FAW Jilin, China FAW Corporation Limited (the minority shareholder of FAW Jilin) and its affiliate, FAW Finance Co., Ltd entered into a series of working capital loan agreements. The amount of these loans was RMB700 million (approximately US$95.90 million) on January 29, 2019, in the amount of RMB350 million (approximately US$47.95 million) on May 20, 2019, in the amount of RMB150 million (approximately US$20.55 million) on August 29, 2019, in the amount of approximately RMB270 million (approximately US$36.95 million) on October 29, 2019, in the amount of approximately RMB188 million (approximately US$25.73 million) on November 27, 2019, in the amount of approximately RMB87.4 million (approximately US$11.98 million) on December 13, 2019, each of the loans bears an annual interest rate of 3.915% with a term of one year. On January 23, 2020, the loan in the amount of RMB 700 million was extended for 12 months. On May 20, 2020, the parties entered into a supplemental agreement to the loan agreements, pursuant to which, FAW Jilin agreed to make four annual installment payments of US$39.44 million (RMB 287.87 million), for the remaining principal balance and pledged certain land use rights, buildings, machinery and equipment, molds and tooling and other logistics equipment of FAW Jilin. FAW Jilin failed to make the payments on November 1, 2022, November 1, 2023 and November 1, 2024. As of May 15, 2025, the aggregate outstanding principal and interest under such loans were US$189.26 million. See “Item 7. Major Shareholders and Related Party Transactions” and “Item 13. Defaults, Dividend Arrearages and Delinquencies” in our annual report on Form 20-F for the year ended December 31, 2024 for more details and current status of the loan agreements. If FAW Finance Co., Ltd. enforces the pledge, we will be unable to continue the use of such land, buildings, machinery and equipment, and our business operation may be disrupted. We may be forced to suspend manufacturing or look for alternative manufacturing facilities, which could be time-consuming, and the alternative facilities may not be available at commercially acceptable terms, or at all. Consequently, our business, financial condition, results of operations and prospects could be materially and adversely affected.

In May 2016, we secured two interest-free loans from non-financial institutions specifically for developing the electric vehicle industry in Xiangyang, PRC. The loans’ utilization was strictly limited to this purpose, with their maturity depending on the development’s progress. However, due to the COVID-19 pandemic and subsequent regulations, we were unable to meet the loan conditions or secure government subsidies to repay the loans by July 2022. Consequently, the loans were reclassified as current liabilities for the years 2023, and 2024, and we incurred a default penalty of US$716,781 (RMB5.23 million) , which is 5% of the land use rights cost. The lender also reserved rights to demand compensation for losses, repurchase the land, and require repayment of any related government subsidies. As of May 15, 2025, no subsidies had been received. The principal amounts outstanding were approximately US$95.16 million (RMB 694.60 million) and US$97.83 million (RMB 694.60 million), respectively, as of December 31, 2024 and 2023. The variance primarily resulted from currency exchange rate fluctuations.

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We are negotiating with the lender to extend the loan terms and are planning to expand production to fulfill the loan conditions. During the period ended December 31, 2024, we were unable to meet the conditions to apply for the government subsidies to repay the loans. In June 2023, the Company signed two pledge agreements with the lender. Pursuant to the pledge agreements, the Company pledged machinery and equipment, mold and tooling with a carrying value of approximately US$9.69 million, buildings with a carrying amount of approximately US$14.37 million and land use rights with a carrying value of US$13.68 million to the government to secure the repayment of the principal and related interest on the aforementioned loans. See Note 17 of Notes to Consolidated Financial Statements included in our annual report on20-F for the year ended December 31, 2024 for more details of the loan agreements. If the lenders enforce the pledge, we will be unable to continue the use of such land, buildings, machinery and equipment, and our business operation may be disrupted. We may be forced to suspend manufacturing or look for alternative manufacturing facilities, which could be time-consuming, and the alternative facilities may not be available at commercially acceptable terms, or at all. Consequently, our business, financial condition, results of operations and prospects could be materially and adversely affected.

We may have a need to raise additional money in the future and there is no guarantee that we will be able to obtain the amounts we may need.

Our independent auditors have included in their report on our financial statements for the year ended December 31, 2024, an explanatory paragraph describing conditions that raise substantial doubt about our ability to continue as a going concern, unless we were able to raise additional funds.

We have operated at a loss and expect that to continue for some time in the future. Our plans for continuing development, and to further develop our distribution network and manufacturing capacity will involve substantial costs.

We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all. The issuance and sale of additional equity would result in further dilution to our shareholders. The occurrence of any of these risks could adversely affect our operations or financial condition.

We expect our operational losses to continue for probably at least another three quarters after June 30, 2025.

We are an early-stage company, which has a history of operating losses and negative operating cash flows. We incurred net losses of US$69.01 million, US$98.50 million and US$111.52 million during the years ended December 31, 2024, 2023, and 2022, respectively. We expect that we will continue to incur operating and net losses for the medium term. The amount of future losses and when, if ever, we will achieve profitability are uncertain. In addition, even if we achieve profitability, there can be no assurance that we will be able to maintain profitability in the future. Our potential profitability is particularly dependent upon the penetration and growth of the market for our vehicles, parts, and technology, including solid-state batteries, in-wheel motors, and intelligent driving solutions, which may not occur at the levels we currently anticipate or at all.

We may have a need for additional financing to continue or expand our business.

Our ability to continue as a going concern will be dependent upon our ability to achieve profitable operations. Our ability to raise additional capital cannot be predicted at this time. Further, there can be no assurance that we will achieve positive cash flow in the next fiscal year or ever. If there is a reduced rate of growth in revenues from those currently anticipated, we may require additional funding. In addition, if we receive orders faster than currently anticipated, we could require additional financing to expand our manufacturing, sales and other capabilities. Our inability to meet any such increased demand could result in the cancellation of orders and delay our attainment of becoming profitable.

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We may be exposed to fraud, bribery or other misconduct committed by our employees, customers or other third parties, such as offering/receiving kickbacks, which could subject us to financial losses and penalties from governmental authorities.

While we are not aware of any instances of fraud, bribery, or other misconduct involving our employees, customers or third parties that have had a material and adverse impact on our business and results of operations during the years ended December 31, 2024 and 2023, there is no assurance that such instances will not occur in the future. Although our internal control procedures are designed to monitor our operations and ensure overall compliance, our internal control procedures may be unable to identify all non-compliances, suspicious transactions, fraud, corruption or bribery in a timely manner. Any such misconduct committed against our interests, which may include past acts that have gone undetected or future acts, could subject us to financial losses and we will suffer from negative publicity and reputational damages, which in turn may materially and adversely affect our business, financial condition, results of operations and prospects.

We may implement business strategies and future plans that may not be successful.

The successful implementation of our business strategies and future plans depends on a number of factors including general market conditions, government policies, the availability of funds, competition, changing consumer spending patterns, our relationship with suppliers and customers, and our ability to retain and recruit competent employees. There is no assurance that our business strategies and future plans can be implemented effectively and successfully, as some of these factors are beyond our control. If the implementation of any of these strategies and plans fails or is delayed, we may be adversely affected by investment expenses that have not led to the anticipated results, by the distraction of management from our core business or by damage to our brand or reputation. Additionally, if we fail to secure adequate funds in a timely manner, we may also be unable to pursue opportunities to expand our business.

We may fail to identify or complete acquisitions or strategic alliances that may limit our growth.

Acquisitions and strategic alliances are subject to synergy issues and to diverse and complex regulatory environments that vary across jurisdictions and could delay, restrict, or prevent transactions. Many jurisdictions require regulatory approvals for significant transactions, particularly if they impact market competition, which may lead to extended reviews or prohibitions.

We are currently operating in a period of economic uncertainty and capital markets disruption, which has been significantly impacted by geopolitical instability due to the ongoing military conflict between Russia and Ukraine. Our business, financial condition and results of operations may be materially adversely affected by any negative impact on the global economy and capital markets resulting from the conflict in Ukraine or any other geopolitical tensions.

The U.S. and global markets are experiencing volatility and disruption following the escalation of geopolitical tensions and the start of the military conflict between Russia and Ukraine. In 2022, a full-scale military invasion of Ukraine by Russian troops was reported. Although the length and impact of the ongoing military conflict is highly unpredictable, and although we currently have no operations or sales in either Russia or Ukraine, the conflict in Ukraine could lead to market disruptions, including significant volatility in commodity prices, credit and capital markets. We are continuing to monitor the situation globally and assessing its potential impact on our business.

Governments in the United States and many other countries, or the Sanctioning Bodies, have imposed economic sanctions on certain Russian individuals, including politicians, and Russian corporate and banking entities. The Sanctioning Bodies, or others, could also institute broader sanctions on Russia, including banning Russia from global payments systems that facilitate cross-border payments. These sanctions, or even the threat of further sanctions, may result in the decline of the value and liquidity of Russian securities, a weakening of the ruble or other adverse consequences to the global economy.

The current war in Ukraine, and geopolitical events stemming from such conflicts, could cause consumer confidence and spending to decrease or result in increased volatility in the United States and worldwide financial markets and economy. The extent and duration of the military action, resulting sanctions and resulting future market disruptions in the region are impossible to predict, but could be significant and have a severe adverse effect worldwide financial markets and economy.

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Any of the abovementioned factors could affect our ability to search for a target and consummate a business combination. The extent and duration of the military action, sanctions and resulting market disruptions are impossible to predict, but could be substantial. Any such disruptions may also magnify the impact of other risks described in this prospectus supplement.

Risks Related to the Offering

Purchasers of our securities in this offering will experience immediate and substantial dilution in the book value of their investment. You may experience further dilution upon exercise of our outstanding options and warrants.

If you purchase our Class A Ordinary Shares in this offering, you will experience immediate and substantial dilution, as the offering price of our Class A Ordinary Shares and accompanying Prefunded Warrants and Ordinary Warrants will be substantially greater than our net tangible book value per share before giving effect to this offering. Accordingly, if you purchase the securities in this offering, you will incur immediate substantial dilution of approximately $             per share, representing the difference between the offering price per one Class A Ordinary Share as well as accompanying Prefunded Warrant and Ordinary Warrant and our as adjusted net tangible book value as of December 31, 2024. For a further description of the dilution that you will experience immediately after this offering, see the section titled “Dilution” beginning on page S-18 of this prospectus supplement.

We will likely not receive any additional funds upon the exercise of the Prefunded Warrants.

Each Prefunded Warrant will be exercisable until it is fully exercised and by means of payment of the nominal cash purchase price upon exercise, or US$             cash purchase price upon exercise, respectively, or through a “cashless exercise” procedure. Accordingly, we will not, in case of the Prefunded Warrants, receive any meaningful additional funds upon the exercise of the Prefunded Warrants.

We will likely not receive any additional funds upon the exercise of the Ordinary Warrants.

The Ordinary Warrants may be exercised by way of a zero cash exercise during the term of the Ordinary Warrants, in which case the holder would not pay a cash purchase price upon exercise, but instead would receive upon such exercise the number of Class A Ordinary Shares equal to the product of the aggregate number of Class A Ordinary Shares that would be issuable upon a cash exercise of the Ordinary Warrant multiplied by two. Accordingly, it is highly unlikely that a holder of the Ordinary Warrants would wish to pay an exercise price in cash to receive one Class A Ordinary Share when they could instead choose the zero cash exercise option and pay no cash to receive up to                    Class A Ordinary Shares if the exercise price decreases to and equals the floor price at the time of such election. As a result, we will likely not receive any additional funds and do not expect to receive any additional funds upon the exercise of the Ordinary Warrants.

As a result of the price resets and subsequent share adjustments in the Ordinary Warrants and/or if the Ordinary Warrants are exercised by way of a zero cash exercise, shareholders are likely to suffer substantial dilution and see a significant decrease in the value of their Class A Ordinary Shares.

The Ordinary Warrants include exercise price reset provisions and a zero cash exercise option, both of which will result in the issuance of a significantly higher number of shares upon exercise. Specifically, the Ordinary Warrants will be immediately exercisable and may be exercised until the five (5) year anniversary of the initial exercise date at an exercise price equal to                        % of the public offering price. In addition, at 9:01 a.m. Eastern time on the First Reset Date, the exercise price of the Ordinary Warrants will be reset to a price equal to US$                   ; and the number of shares issuable upon exercise will be increased such that the aggregate exercise price of the Ordinary Warrants on the issuance date for the Class A Ordinary Shares underlying the Ordinary Warrants then outstanding shall remain unchanged. Subsequently, at 9:01 a.m. Eastern time on the Second Reset Date, the exercise price of the Ordinary Warrants will be reset to a price equal US$                  ; and the number of shares issuable upon exercise will be increased such that the aggregate exercise price of the Ordinary Warrants on the issuance date for the Class A Ordinary Shares underlying the Ordinary Warrants then outstanding shall remain unchanged. Additionally, the Ordinary Warrants contain certain mechanisms for cashless exercise, including a zero cash exercise option pursuant to which holders of the Ordinary Warrants have the option during the term of the Ordinary Warrants, upon exercise and for no additional cash consideration, to receive an aggregate number of Class A Ordinary Shares equal to the product of the aggregate number of Class A Ordinary Shares that would be issuable upon a cash exercise of the Ordinary Warrant multiplied by two.

Additionally, as a result of the terms of the Ordinary Warrant, it is likely that our stock price will be reduced considerably because the lower that the stock price of our Class A Ordinary Shares is on the First Reset Date and Second Reset Date, as applicable, the more shares that will be issuable pursuant to the Warrants as a result of the each reset, subject to the floor price of US$                 , as it relates to the First Reset and the floor price of US$                  as it relates to the Second Reset.

Accordingly, shareholders are likely to suffer substantial dilution and see a significant decrease in the value of their Class A Ordinary Shares as a result of this transaction.

Due to the dilutive nature of the Ordinary Warrants, we face a risk that Nasdaq may seek to delist our Class A Ordinary Shares due to public interest concerns.

Due to the zero exercise price feature of the Ordinary Warrants, combined with their additional features, including: (i) the warrant holders’ right to receive two (2) times the number of shares nominally issuable under the Ordinary Warrants; (ii) the price reset feature of the Ordinary Warrants, which resets the exercise price to US$                     of the initial exercise price after                  , 2025 and to US$                  of the initial exercise price after                , 2025; and (iii) the adjustment feature which, upon each exercise price reset, increases the number of shares available under the Ordinary Warrants to a figure which maintains the original total nominal exercise price of the Ordinary Warrants, up                    Class A Ordinary Shares are potentially issuable under the Ordinary Warrants. Combined with the                     Class A Ordinary Shares issued as part of the offering, this represents a total of up to                   total Class A Ordinary Shares issuable to investors in this offering for total gross consideration to the Company of US$                   .

Nasdaq has expressed public interest concerns regarding dilutive offerings like this one and, in some cases, has sought to delist companies that engage in highly dilutive offerings featuring zero exercise price warrants like the ones included in this offering. In the event that the Nasdaq staff views this offering as excessively dilutive in a manner that is contrary to the public interest, we face a risk that our Class A Ordinary Shares could be delisted from the Nasdaq Stock Exchange.

Holders of Warrants will have no rights as shareholders until such holders exercise their Warrants and acquire our Class A Ordinary Shares.

Until holders of the Warrants acquire our Class A Ordinary Shares upon exercise of the Warrants, as the case may be, holders of Warrants will have no rights with respect to our Class A Ordinary Shares underlying such Warrants. Upon exercise of the Warrants, the holders thereof will be entitled to exercise the rights of Class A Ordinary Shares shareholder only as to matters for which the record date occurs after the exercise date.

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The market price of our Class A Ordinary Shares may never exceed the exercise price of the Ordinary Warrants issued in connection with this offering.

The Ordinary Warrants being issued in connection with this offering become exercisable upon issuance and will expire five years from the date of issuance. The market price of our Class A Ordinary Shares may never exceed the exercise price of the Ordinary Warrants prior to their date of expiration. Any Ordinary Warrants not exercised by their date of expiration will expire worthless and we will be under no further obligation to the Ordinary Warrant holder.

Purchasers who purchase our securities in this offering pursuant to a securities purchase agreement may have rights not available to purchasers that purchase without the benefit of a securities purchase agreement.

In addition to rights and remedies available to all purchasers in this offering under federal and state securities law, the purchasers that enter into a securities purchase agreement will also be able to bring claims of breach of contract against us. The ability to pursue a claim for breach of contract provides those investors with the means to enforce the covenants uniquely available to them under the securities purchase agreement including, but not limited to: (i) timely delivery of shares; (ii) agreement to not issue any Class A Ordinary Shares or securities convertible into Class A Ordinary Shares for 45 days from the closing date, subject to certain exceptions; and (iii) indemnification for breach of contract, among other matters.

This is a best efforts offering, no minimum amount of securities is required to be sold, and we may not raise the amount of capital we believe is required for our business plans.

The placement agent has agreed to use its best efforts to solicit offers to purchase the securities being offered in this offering. The placement agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. There is no required minimum number of securities or amount of proceeds that must be sold as a condition to completion of this offering. Because there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, placement agent fees and proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth above. We may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell an amount of securities sufficient to fund for our operations as described in the “Use of Proceeds” section herein. Thus, we may not raise the amount of capital we believe is required for our operations in the short-term and may need to raise additional funds, which may not be available or available on terms acceptable to us.

Significant holders or beneficial holders of our Class A Ordinary Shares may not be permitted to exercise the Prefunded Warrants that they hold.

A holder of the Warrants will not be entitled to exercise any portion of any Warrant that, upon giving effect to such exercise, would cause the aggregate number of shares of our Class A Ordinary Shares beneficially owned by such holder (together with its affiliates) to exceed 4.99% (or 9.99% at the election of the holder) of the number of shares of our Class A Ordinary Shares immediately after giving effect to the exercise. As a result, you may not be able to exercise your warrants for Class A Ordinary Shares at a time when it would be financially beneficial for you to do so. In such a circumstance, you could seek to sell your Warrants to realize value, but you may be unable to do so in the absence of an established trading market and due to applicable transfer restrictions.

We will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

We have considerable discretion in the application of the net proceeds of this offering. You will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used in a manner agreeable to you. You must rely on our judgment regarding the application of the net proceeds of this offering. The net proceeds may be used for corporate purposes that do not improve our profitability or increase the price of our shares. The net proceeds may also be placed on investments that do not produce income or that lose value. The failure to use such funds by us effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

A large number of shares may be sold in the market following this offering, which may significantly depress the market price of our Class A Ordinary Shares.

The Class A securities sold in the offering will be freely tradable without restriction or further registration under the Securities Act. As a result, a substantial number of our Class A Ordinary Shares may be sold in the public market following this offering. If there are significantly more Class A Ordinary Shares offered for sale than buyers are willing to purchase, then the market price of our Class A Ordinary Shares may decline to a market price at which buyers are willing to purchase the offered Class A Ordinary Shares and sellers remain willing to sell the Class A Ordinary Shares.

If we fail to maintain compliance with the continued listing requirements of Nasdaq, we would face possible delisting, which would result in a limited public market for trading our shares and make obtaining future debt or equity financing more difficult for us.

Nasdaq Listing Rule 5550(a)(2) requires listed securities to maintain a minimum bid price of US$1.00 per share, and Listing Rule 5810(c)(3)(A) provides that a failure to meet the minimum bid price requirement exists if the deficiency continues for a period of 30 consecutive business days (the “Minimum Bid Price Requirement”). On January 23, 2024, we received a deficiency notice from the Nasdaq, notifying us that our listed securities did not comply with the Minimum Bid Price Requirement. On July 8, 2024, we implemented a 1-for-30 reverse split of our ordinary shares to increase the per share trading price to satisfy the Minimum Bid Price Requirement.

On February 13, 2025, we received a Staff determination letter from the Listing Qualifications Department of the Nasdaq notifying us of the Staff’s determination to delist our securities from The Nasdaq Global Market due to the Company’s failure to regain compliance with: (i) the minimum US$50 million market value of our listed securities requirement as set forth in Listing Rule 5450(b)(2)(A); and (ii) the minimum US$15 million market value of our publicly held shares requirement as set forth in Listing Rule 5450(b)(2)(C). On April 30, 2025, we were notified by Nasdaq that our application to transfer the listing of our Class A ordinary shares from the Nasdaq Global Market to the Nasdaq Capital Market was approved. Our securities began trading on the Nasdaq Capital Market on May 2, 2025. On May 7, 2025, we were notified by Nasdaq that we regained compliance with Listing Rules 5450(b)(2&3)(C) and 5450(b)(2) (A) as required by the Nasdaq Hearings Panel’s decision.

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We intend to monitor our financial performance and the closing bid price of our Class A Ordinary Shares to maintain compliance with the Nasdaq Listing Rules. However, we cannot assure you that we will continue to comply with the requirements for continued listing on the Nasdaq Capital Market in the future. If our Class A Ordinary Shares are delisted from the Nasdaq, the liquidity and value of an investment in our Class A Ordinary Shares will be materially and adversely affected and our Class A Ordinary Shares would likely trade in the over-the-counter market. If our shares were to trade on the over-the-counter market, selling our Class A Ordinary Shares could be more difficult because smaller quantities of shares would likely be bought and sold, transactions could be delayed, and security analysts’ coverage of us may be reduced. In addition, in the event our Class A Ordinary Shares are delisted, broker-dealers have certain regulatory burdens imposed upon them, which may discourage broker-dealers from effecting transactions in our Class A Ordinary Share, further limiting the liquidity of our Class A Ordinary Shares. These factors could result in lower prices and larger spreads in the bid and ask prices for our Class A Ordinary Shares. Such delisting from the Nasdaq Capital Market and continued or further declines in our share price could also greatly impair our ability to raise additional necessary capital through equity or debt financing and could significantly increase the ownership dilution to shareholders caused by our issuing equity in financing or other transactions.

If our Class A Ordinary Shares were delisted from Nasdaq, we may become subject to the trading complications experienced by “Penny Stocks” in the over-the-counter market.

Delisting from Nasdaq may cause our Class A Ordinary Share to become subject to the SEC’s “penny stock” rules. These rules require, among other things, that any broker engaging in a purchase or sale of our securities provide its customers with: (i) a risk disclosure document, (ii) disclosure of market quotations, if any, (iii) disclosure of the compensation of the broker and its salespersons in the transaction, and (iv) monthly account statements showing the market values of our securities held in the customer’s accounts. A broker would be required to provide the bid and offer quotations and compensation information before effecting the transaction. This information must be contained on the customer’s confirmation. Generally, brokers are less willing to effect transactions in penny stocks due to these additional delivery requirements. These requirements may make it more difficult for shareholders to purchase or sell our Class A Ordinary Share. Because the broker, not us, prepares this information, we would not be able to assure that such information is accurate, complete or current.

As a foreign private issuer, we are permitted to rely on exemptions from certain Nasdaq corporate governance standards applicable to domestic U.S. issuers. This may afford less protection to holders of our shares.

Because we are a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

●	the rules under the Exchange Act requiring the filing of quarterly reports on Form 10-Q or current reports on Form 8-K with the SEC;

●	the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	the selective disclosure rules by issuers of material non-public information under Regulation FD.

We are required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, we publish our results on a semi-annual basis through press releases, distributed pursuant to the rules and regulations of the Nasdaq Global Market. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information, which would be made available to you, were you investing in a U.S. domestic issuer.

As a Cayman Islands exempted company that is listed on Nasdaq, we are subject to Nasdaq corporate governance listing standards. However, Nasdaq rules permit a foreign private issuer like us to follow the corporate governance practices of its home country. Certain corporate governance practices in the Cayman Islands, which is our home country, may differ significantly from Nasdaq corporate governance listing standards, including, but not limited to, board of directors independent requirements, director nomination procedures, compensation committee matters. We are following our home country law instead of the Nasdaq listing rules that require us to obtain shareholder approval for certain dilutive events, such as certain transactions other than a public offering involving issuances of a 20% or greater interest in the company, and acquisitions of the stock or assets of another company. As a result, our shareholders may be afforded less protection than they otherwise would enjoy under Nasdaq corporate governance listing standards applicable to U.S. domestic issuers. In addition, we also follow other home country practice in lieu of the requirements under Nasdaq listing rules with respect to certain corporate governance standards with respect to the following Nasdaq requirements:

●	Executive Sessions. We will not be required to and, in reliance on home country practice, we may not, comply with certain Nasdaq rules requiring our independent directors to meet in regularly scheduled executive sessions at which only independent directors are present. We will follow Cayman Islands practice which does not require independent directors to meet regularly in executive sessions separate from the full board of directors.

●	Proxy Statements. We will not be required to and, in reliance on home country practice, we may not, comply with certain Nasdaq rules regarding the provision of proxy statements for general meetings of shareholders. We will follow Cayman Islands practice which does not impose a regulatory regime for the solicitation of proxies.

●	Shareholder Approval. We will not be required to and, in reliance on home country practice, we do not intend to, comply with certain Nasdaq rules regarding shareholder approval for certain issuances of securities under Nasdaq Rule 5635. In accordance with the provisions of our Amended and Restated Memorandum and Articles of Association, our board of directors is authorized to issue securities, including ordinary shares, warrants and convertible notes.

S-14

The market price of our Class A Ordinary Shares has been volatile, leading to the possibility that the value thereof may be depressed at a time when you want to sell your holdings.

The market price of our Class A Ordinary Shares has been volatile, and this volatility may continue. These factors include, among others:

●	actual or anticipated changes in our earnings, fluctuations in our operating results or our failure to meet the expectations of financial market analysts and investors;

●	changes in financial estimates by us or by any securities analysts who might cover our share;

●	speculation about our business in the press or the investment community;

●	significant developments relating to our relationships with our customers or suppliers;

●	stock market price and volume fluctuations of other publicly traded companies and, in particular, those that are in our industry;

●	customer demand for our services and products;

●	investor perceptions of our industry in general and our company in particular;

●	the operating and share performance of comparable companies;

●	general economic conditions and trends;

●	major catastrophic events;

●	announcements by us or our competitors of new products, significant acquisitions, strategic partnerships or divestitures;

●	loss of external funding sources; and

●	sales of our Ordinary Share, including sales by our directors, officers or significant shareholders;

Any of these factors may result in large and sudden changes in the volume and price at which our Ordinary Share will trade. We cannot give any assurance that these factors will not occur in the future again. In addition, the securities market has, from time to time, experienced significant price and volume fluctuations that are not related to the operating performance of particular companies. These market fluctuations may also have a material adverse effect on the market price of our Ordinary Share. In the past, following periods of volatility in the market price of their stock, many companies have been the subject of securities class action litigation. If we become involved in similar securities class action litigation in the future, it could result in substantial costs and diversion of our management’s attention and resources and could harm our stock price, business, prospects, financial condition and results of operations.

Class A Ordinary Shares representing a substantial percentage of our outstanding shares may be sold in this offering, which could cause the price of our Class A ordinary shares to decline.

Pursuant to this offering, we may sell up to                     Class A Ordinary Shares and                       Class A Ordinary Shares underlying the Warrants, representing approximately                    % of our outstanding Class A Ordinary Shares as of the date of this prospectus supplement. This sale and any future sales of a substantial number of Class A Ordinary Shares in the public market, or the perception that such sales may occur, could materially adversely affect the price of our Class A Ordinary Shares. We cannot predict the effect, if any, that market sales of those Class A Ordinary Shares or the availability of those Class A Ordinary Shares for sale will have on the market price of our Class A Ordinary Shares.

There is no established public trading market for the Warrants being offered in this offering, and we do not expect a market to develop for the Warrants.

There is no established public trading market for the Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list warrants on any national securities exchange or other nationally recognized trading system. Without an active market, the liquidity of warrants will be limited. Further, the existence of warrants may act to reduce both the trading volume and the trading price of our Class A Ordinary Shares.

The Warrants are speculative in nature and may never have any value.

Except as otherwise provided in the Warrants, until holders of the Warrants acquire our Class A Ordinary Shares upon exercise of the Warrants, holders of Warrants will have no rights with respect to our Class A Ordinary Shares underlying such Warrants. Upon exercise of the Warrants, the holders will be entitled to exercise the rights of a shareholder only as to matters for which the record date occurs after the exercise date.

Moreover, following this offering, the market value of the Warrants is uncertain. There can be no assurance that the market price of our Class A Ordinary Shares will ever equal or exceed the price of the Warrants, and, consequently, whether it will ever be profitable for investors to exercise their Warrants.

S-15

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately US$                      million, after deducting the discounts, non-accountable expense allowance and estimated offering expenses payable by us and excluding proceeds from any Warrant or Placement Agent Warrant exercises.

We plan to use the net proceeds of this offering (excluding proceeds from any Warrant or Placement Agent Warrant exercises) as follows:

●	approximately 50% for potential acquisition of new businesses, although we have not identified any specific acquisition target at this time; and

●	approximately 50% for corporate management, talent recruitment and general working capital purposes.

The amounts and timing of our use of proceeds will vary depending on a number of factors, including the amount of cash generated or used by our operations, and the rate of growth, if any, of our business. Depending on future events and others changes in the business climate, we may determine at a later time to use the net proceeds for different purposes.

S-16

DIVIDEND POLICY

We have never declared or paid any cash dividends on our Class A Ordinary Shares. We anticipate that we will retain any earnings to support operations and to finance the growth and development of our business. Therefore, we do not expect to pay cash dividends in the foreseeable future. Any future determination relating to our dividend policy will be made at the discretion of our Board of Directors and will depend on a number of factors, including future earnings, capital requirements, financial conditions and future prospects and other factors the Board of Directors may deem relevant. Payments of dividends to our company are subject to restrictions including primarily the restriction that foreign invested enterprises may only buy, sell and/or remit foreign currencies at those banks authorized to conduct foreign exchange business after providing valid commercial documents.

S-17

DILUTION

Investors of our Class A Ordinary Shares offered by this prospectus supplement and the accompanying prospectus will experience an immediate dilution in the net tangible book value of their Class A Ordinary Shares from the offering price of the Class A Ordinary Shares. The net tangible book value represents the amount of our total assets less our total liabilities, excluding goodwill and intangible assets. The net tangible book value of our Ordinary Shares as of December 31, 2024 was approximately negative US$391.6 million, or negative US$71.6 per ordinary share. Net tangible book value per share of our Class A Ordinary Shares is equal to our net tangible assets (tangible assets less total liabilities) divided by the number of Ordinary Shares issued and outstanding as of December 31, 2024.

After reflecting the sale of Class A Ordinary Shares and the accompanying Prefunded Warrants and Ordinary Warrants offered by us at the public offering price of US$                per share, less placement agent fees and estimated offering expenses, our adjusted net tangible book value per ordinary share as of December 31, 2024 would have been US$                per share. The change represents an immediate increase in net tangible book value per Ordinary Share of US$                  per share to existing shareholders and an immediate dilution of US$                    per share to new investors in this offering.

The following table illustrates this per share dilution assuming the holders of the Warrants or Placement Agent Warrants do not exercise any of the Warrants or Placement Agent Warrants:

Per Ordinary Share
Offering price per share	$
Net tangible book value per share as of December 31, 2024	$(71.6)
Increase per share attributable to existing investors	$
Adjusted net tangible book value per share after giving effect to this offering	$
Dilution per share to new investors	$

The information above is based on 5,470,076 Ordinary Shares issued and outstanding as of December 31, 2024, and the pro forma is excluding up to                    Class A Ordinary Shares issuable upon exercise of the Warrants and Placement Agent Warrants offered in this offering.

S-18

DESCRIPTION OF SECURITIES WE ARE OFFERING

Class A Ordinary Shares

We are offering                       Class A Ordinary Shares pursuant to this prospectus supplement and the accompanying prospectus. The material terms and provisions of our Class A Ordinary Shares are described under Exhibit 2.1 to our annual report on Form 20-F for the fiscal year ended December 31, 2024.

Prefunded Warrants

The material terms and provisions of the Prefunded Warrants being offered pursuant to this prospectus supplement and being issued to the investors (with some exceptions noted below) are summarized below. The form of the Prefunded Warrant will be provided in this offering and will be filed as an exhibit to a Report of Foreign Issuer on Form 6-K with the SEC in connection with this offering.

The term “prefunded” refers to the fact that the purchase price of the Prefunded Warrants in this offering includes almost the entire exercise price that will be paid under the Prefunded Warrants, except for a nominal remaining exercise price of US$0.0001.

The Prefunded Warrants are exercisable immediately upon issuance and shall expire when exercised in full. The exercise price and number of Class A Ordinary Shares issuable upon exercise is subject to appropriate adjustment in the event of share dividends, share splits, reorganizations or similar events affecting our Class A Ordinary Shares and the exercise price.

The Prefunded Warrants are exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of our Class A Ordinary Shares purchased upon such exercise (except in the case of a cashless exercise as discussed below).

A holder (together with its affiliates) may not exercise any portion of the Prefunded Warrants to the extent that the holder would own more than 4.99% (which may be increased to 9.99% upon the election of holders) of the outstanding Class A Ordinary Shares immediately after exercise. Purchasers of Prefunded Warrants in this offering, upon notice to the Company, may also elect prior to the issuance of the Prefunded Warrants to have the initial exercise limitation set at 9.99% of our outstanding Class A Ordinary Shares. The increase in the beneficial ownership limitation will not be effective until the 61st day after such notice is delivered to us.

In lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect to exercise the Prefunded Warrants by means of a “cashless exercise” and receive upon such exercise (either in whole or in part) the net number of Class A Ordinary Shares determined according to a formula set forth in the Prefunded Warrants.

Subject to applicable laws, a Prefunded Warrant may be transferred at the option of the holder upon surrender of the Prefunded Warrant to us together with the appropriate instruments of transfer.

Except as otherwise provided in the Prefunded Warrants or by virtue of such holder’s ownership of shares of our Class A Ordinary Shares, the holders of the Prefunded Warrants do not have the rights or privileges of holders of our Class A Ordinary Shares, including any voting rights, until they exercise their Prefunded Warrants.

In the event of a fundamental transaction as described in the Prefunded Warrants (including, but not limited to, a reorganization, recapitalization, spin-off, merger, scheme of arrangement or change of control transaction), the holder shall have the right to receive, for each Class A Ordinary Share that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, at the option of the holder, the number of Class A Ordinary Shares of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration receivable as a result of such fundamental transaction by a holder of the number of Class A Ordinary Shares for which this Prefunded Warrant is exercisable immediately prior to such fundamental transaction

The above summaries of certain terms and provisions of the Prefunded Warrants are not complete and are subject to, and qualified in its entirety by, the provisions of the forms of such documents, which will be filed as exhibits to a Report of Foreign Issuer on Form 6-K with the SEC. You should review the copies of such documents before you invest in our securities.

Placement Agent Warrants

The following summary of certain terms and provisions of the Placement Agent warrants is not complete and is subject to, and qualified in its entirety by, the form of Placement Agent warrant will be provided in this offering and will be filed as an exhibit to a Report of Foreign Issuer on Form 6-K with the SEC in connection with this offering.

We have agreed to issue to the Placement Agent, or its designees, up to                   warrants to purchase up to                   Class A Ordinary Shares, which represents 5.0% of the total number of Class A Ordinary Shares, including the Class A Ordinary Shares underlying the Prefunded Warrants, being sold in this offering. The Placement Agent Warrants issued in this offering will otherwise have the same exercise price and substantially the same terms as the Ordinary Warrants. The Placement Agent Warrants and underlying Class A Ordinary Shares are registered on the registration statement of which this prospectus supplement is a part.

S-19

Ordinary Warrants

The material terms and provisions of the Ordinary Warrants being offered pursuant to this prospectus supplement and being issued to the investors (with some exceptions noted below) are summarized below. The form of Ordinary Warrant will be provided in this offering and will be filed as an exhibit to a Current Report of Foreign Issuer on Form 6-K with the SEC in connection with this offering.

The Ordinary Warrants will have an initial exercise price of US$                 per Class A Ordinary Share. The Ordinary Warrants are exercisable immediately upon issuance (the “Initial Exercise Date”) and will expire on the five (5) year anniversary of the Initial Exercise Date.

The Ordinary Warrants may be exercised for cash, or on a cashless basis if there is no effective registration statement available for the underlying shares, or through a “zero cash” exercise. Under the zero cash exercise option of the Ordinary Warrants, at any time after the issuance of the Ordinary Warrants, a holder of the Ordinary Warrant has the right to receive, without payment of any additional cash to the Company, an aggregate number of Class A Ordinary Shares equal to the product of the aggregate number of Class A Ordinary Shares that would be issuable upon a cash exercise of the Ordinary Warrant multiplied by two. The exercise price and the number of shares issuable are subject to adjustment upon certain events, including stock dividends, stock splits, combinations, reclassifications, pro rata rights offerings, or similar transactions. In addition, at 9:01 a.m. Eastern time on                 , 2025 (the “First Reset Date”), the exercise price of the Ordinary Warrants will be reset to reflect a price equal to US$                , and the number of the Class A Ordinary Shares issuable upon exercise will be increased such that the aggregate exercise price of the Ordinary Warrants on the issuance date for the Class A Ordinary Shares underlying the Ordinary Warrants then outstanding shall remain unchanged. Subsequently, at 9:01 a.m. Eastern time on                    , 2025 (the “Second Reset Date), the exercise price of the Ordinary Warrants will be reset to reflect a price equal to US$                  ; and the number of Class A Ordinary Shares issuable upon exercise will be increased such that the aggregate exercise price of the Ordinary Warrants on the issuance date for the Class A Ordinary Shares underlying the Ordinary Warrants then outstanding shall remain unchanged. Any reduction to the exercise price of the Ordinary Warrants and resulting increase in the Class A Ordinary Shares underlying the Ordinary Warrants will be subject to a floor price. The floor price will be equal to US$                  .

Holders may exercise their Ordinary Warrants by delivering a notice of exercise and paying the exercise price in cash (unless a cashless or zero cash exercise is elected). We will deliver the Class A Ordinary Shares issuable upon exercise within one trading day (or the standard settlement period) of receiving a notice of exercise, subject to timely payment of the exercise price, and will pay liquidated damages for any late delivery. The Ordinary Warrants may be exercised in whole or in part, and any unexercised portion will remain outstanding until the expiration date. The exercisability of the Warrants is subject to a beneficial ownership limitation of 4.99% (which may be increased to 9.99% upon the election of holders).

Subject to applicable laws, an Ordinary Warrant may be transferred at the option of the holder upon surrender of the Ordinary Warrant to us together with the appropriate instruments of transfer.

Except as otherwise provided in the Ordinary Warrants or by virtue of such holder’s ownership of shares of our Class A Ordinary Shares, the holders of the Ordinary Warrants do not have the rights or privileges of holders of our Class A Ordinary Shares, including any voting rights, until they exercise their Ordinary Warrants.

The Ordinary Warrants include customary provisions for fundamental transactions (including, but not limited to, a reorganization, recapitalization, spin-off, merger, scheme of arrangement or change of control transaction), under which the holder shall have the right to receive, for each Class A Ordinary Share that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, at the option of the holder, the number of Class A Ordinary Shares of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration receivable as a result of such fundamental transaction by a holder of the number of Class A Ordinary Shares for which this Ordinary Warrant is exercisable immediately prior to such fundamental transaction. In addition, in the event of a fundamental transaction, we or any successor entity will be required to purchase at a holder’s option, exercisable at any time concurrently with or within 30 days after the consummation of the fundamental transaction (or, if later, the date of the public announcement of the applicable fundamental transaction), such holder’s warrants and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender for cash in an amount equal to the value of the remaining unexercised portion of such holder’s warrants, determined in accordance with the Black Scholes option pricing model as more particularly set forth in the warrants. The Warrants are transferable in accordance with applicable laws, may be divided or combined, and do not confer any rights as a stockholder until exercised. The Class A Ordinary Shares issuable upon exercise will be duly authorized, validly issued, fully paid and non-assessable. The Company will reserve the number of Class A Ordinary Shares issuable upon exercise of all outstanding Ordinary Warrants.

The above summaries of certain terms and provisions of the Ordinary Warrants are not complete and are subject to, and qualified in its entirety by, the provisions of the forms of such documents, which will be filed as exhibits to a Report of Foreign Issuer on Form 6-K with the SEC. You should review the copies of such documents before you invest in our securities.

No Market for Warrants

There is no established public trading market for the Warrants, and we do not expect a market to develop. We do not intend to apply to list the Warrants on any securities exchange. Without an active market, the liquidity of the Warrants will be limited.

Transfer Agent and Registrar

The transfer agent and registrar for our Class A Ordinary Shares is Equiniti Trust Company, LLC at 48 Wall Street, Floor 23, New York, New York 10005.

Listing

Our Class A Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “CJET.”

S-20

PLAN OF DISTRIBUTION

We intend to enter into a placement agency agreement with Maxim Group LLC, which we refer to as the placement agent, in connection with this offering. The placement agent is not purchasing or selling any securities offered by this prospectus supplement, nor is it required to arrange the purchase or sale of any specific number or dollar amount of securities, but will use its reasonable best efforts to arrange for the sale of all of the securities offered hereby.

We intend to enter into securities purchase agreements with certain institutional investors, pursuant to which we agreed to issue to the investors up to an aggregate of approximately US$                  million of Class A Ordinary Shares and accompanying Prefunded Warrants and Ordinary Warrants.

The price for the securities offered in this offering will be negotiated with the investors. The factors considered in determining the price include the recent market price of our Class A Ordinary Shares, the general condition of the securities market at the time of this offering, the history of, and the prospects, for the industry in which we compete, our past and present operations, and our prospects for future revenues.

We expect delivery of our Class A Ordinary Shares, Prefunded Warrants and Ordinary Warrants issued and sold in this offering to occur on September                    , 2025, subject to the satisfaction of customary closing conditions.

Fees and Expenses

We have agreed to pay the placement agent upon the closing a cash fee equal to 7.0% of the aggregate purchase price of the securities offered under this prospectus supplement and accompanying prospectus. In addition, we agreed to reimburse the placement agent for the actual and reasonable expenses incurred by it in connection with the offering, not to exceed US$50,000.

		Per Share and Ordinary Warrant	Per Prefunded Warrant and Ordinary Warrant		Total
Public offering price	$		$	$
Placement Agent fees	$		$	$
Proceeds, before expenses, to the Company	$		$	$

After deducting fees due to the placement agent and our estimated offering expenses, we expect the net proceeds from this offering to be approximately US$                 million.

Indemnification

We have agreed to indemnify the placement agent and certain other persons against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

Placement Agent Warrants

We have agreed to issue to Maxim (or its permitted assignees) warrants to purchase a number of Class A Ordinary Shares equal to 5.0% of the total number of Class A Ordinary Shares, including the Class A Ordinary Shares underlying the Prefunded Warrants, being sold in this offering. The Placement Agent Warrants will be substantially similar to the Ordinary Warrants issued hereunder. The Placement Agent Warrants and the Class A Ordinary Shares underlying the warrants are being registered on the registration statement of which this prospectus supplement is a part.

Right of First Refusal

For a period of twelve (12) months from the closing of the offering, (the “Closing”), we have granted the Placement Agent the right of first refusal to act as sole managing underwriter and sole book runner, sole placement agent, or sole sales agent on customary and commercially reasonable terms, for any and all of our future public and private equity, equity-linked or convertible debt offerings during such twelve (12) month period.

Lock-Ups

We and our executive officers, directors and affiliates who are the holders of our Class A Ordinary Shares, as of the date of the Closing of this offering, have agreed, for a period of forty-five (45) days from the date of closing of this offering, subject to certain conditions and exceptions, not to offer, sell, contract to sell, hypothecate, pledge or otherwise dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, with respect to, any Ordinary Shares of the Company or securities convertible, exchangeable or exercisable into, Ordinary Shares of the Company beneficially owned, held or hereafter acquired.

In addition, we also agreed with that for a period of forty-five (45) days from the date of Closing of this offering, we will not effect or enter into an agreement to effect a “Variable Rate Transaction,” as defined in the securities purchase agreements.

Regulation M

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any fees or commissions received by it and any profit realized on the resale of securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent is required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of Class A Ordinary Shares, Prefunded Warrants and Warrants by the placement agent. Under these rules and regulations, the placement agent:

●	may not engage in any stabilization activity in connection with our securities; and

●	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

From time to time in the common course of their respective businesses, the placement agent or its affiliates have in the past or may in the future engage in investment banking and/or other services with us and our affiliates for which it has or may in the future receive customary fees and expenses.

Electronic Distribution

This prospectus supplement and the accompanying prospectus may be made available in electronic format on websites or through other online services maintained by the underwriter or by its affiliates. In those cases, prospective investors may view offering terms online and prospective investors may be allowed to place orders online. Other than this prospectus supplement and the accompanying prospectus in electronic format, the information on the underwriter’s websites or our website and any information contained in any other websites maintained by the underwriter or by us is not part of this prospectus supplement, the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus form a part, has not been approved and/or endorsed by us or the underwriter in its capacity as underwriter, and should not be relied upon by investors.

S-21

LEGAL MATTERS

We are being represented by DLA Piper UK LLP with respect to certain legal matters with respect to U.S. federal securities and New York State law. Ellenoff Grossman & Schole LLP is acting as counsel for the placement agent in connection with this offering. The validity of the securities offered in this offering and other certain legal matters as to Cayman Islands law will be passed upon for us by Harney Westwood & Riegels. Certain legal matters as to PRC law will be passed upon for us by Beijing Docvit Law Firm. DLA Piper UK LLP may rely upon Harney Westwood & Riegels with respect to matters governed by Cayman Islands law and Beijing Docvit Law Firm with respect to matters governed by PRC law.

EXPERTS

The consolidated financial statements as of and for the years ended December 31, 2023 and 2024 included in this prospectus have been audited by Assentsure PAC, an independent registered public accounting firm, as stated in their report appearing herein (which report expresses an unqualified opinion on the financial statements and includes an explanatory paragraph referring to the translation of Renminbi amounts to United States dollar amounts). Such financial statements and financial statement schedule are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The main offices of Assentsure PAC, are located in 180B Bencoolen Street, #03-01 The Bencoolen, Singapore 189648.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We are “incorporating by reference” specified documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus. Later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference into this prospectus supplement the documents listed below and any future filings made with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, including filings made on or after the date hereof and until termination of the offering to which this prospectus supplement relates. Unless otherwise noted, all of the documents listed below have the SEC file number 001-41712:

●	the Company’s Reports on Form 6-K furnished to the SEC on August 20, 2024, September 30, 2024, December 5, 2024, December 9, 2024, January 10, 2025, January 17, 2025, January 21, 2025, February 7, 2025, February 14, 2025, February 19, 2025, February 25, 2025, February 26, 2025, March 28, 2025, April 11, 2025, April 29, 2025, May 8, 2025, August 4, 2025;

●	the Company’s Annual Report on Form 20-F for the year ended December 31, 2024 filed with the SEC on May 15, 2025; and

●	the description of securities contained in Exhibit 2.1 of our Annual Report on Form 20-F for the year ended December 31, 2024, filed with the SEC on May 15, 2025, which updated the description contained in our Registration Statement on Form 8-A (File No. 001-41712).

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

S-22

Our filings with the SEC, including our Annual Report on Form 20-F, Reports of Foreign Private Issuer on Form 6-K and amendments to those reports and you may also obtain a copy of these filings at no cost by writing or telephoning us at the following address:

Chijet Motor Company, Inc.

No. 8, Beijing South Road

Economic & Technological Development Zone Yantai,

Shandong, CN-37 264006

People’s Republic of China

Except for the documents incorporated by reference as noted above, we do not incorporate into this prospectus supplement any of the information included on our website.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act with respect to our securities offered by this prospectus supplement. This prospectus supplement does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information regarding us and the securities offered hereby, please refer to the registration statement and the exhibits filed as part of the registration statement.

This registration statement, including exhibits thereto, and all of our reports may be reviewed on the SEC’s website, at the address: http://www.sec.gov, which provides on-line access to reports and other information regarding registrants that file electronically with the SEC.

S-23

PROSPECTUS

Chijet Motor Company, Inc.

US$200 million

Ordinary Shares

Debt Securities

Warrants

Subscription Rights

Units

We may offer and sell from time to time ordinary shares, debt securities, warrants, subscription rights or units of Chijet Motor Company, Inc. in any combination from time to time in one or more offerings, at prices and on terms described in one or more supplements to this prospectus. The securities offered by this prospectus will have an aggregate offering price of up to US$200 million. Debt securities, subscription rights and warrants may be convertible into or exercisable or exchangeable for our ordinary shares or other securities. This prospectus provides you with a general description of the securities we may offer.

We will provide specific terms of any offered securities and offering in a supplement to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.

These securities may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities, their compensation and any over-allotment options held by them will be described in the applicable prospectus supplement. For a more complete description of the plan of distribution of these securities, see the section entitled “Plan of Distribution” beginning on page S-21 of this prospectus.

The ordinary shares are listed on the NASDAQ Global Market under the symbol “CJET.” On August 5, 2024, the last reported sale price of the Ordinary Shares on the NASDAQ Global Market was US$2.92 per share.

The aggregate market value of our outstanding Ordinary Shares held by non-affiliates on July 23, 2024, as calculated in accordance with General Instruction I.B.5. of Form F-3, was approximately $7.11 million. Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell securities pursuant to this prospectus with a value of more than one-third of the aggregate market value of our Ordinary Shares held by non-affiliates in any 12-month period, so long as the aggregate market value of our Ordinary Shares held by non-affiliates is less than $75,000,000.

As of the date of this prospectus, our issued and outstanding share capital consists of Ordinary Shares. See “Description of Share Capital.”

Chijet Motor Company, Inc. is a Cayman Islands exempted company structured as a holding company primarily operating in China through its PRC subsidiaries.

Our core operating entity, Shandong Baoya, was founded in 2009 and is one of the earliest companies in China to engage in the research and development, production and sales of new energy vehicles. Our subsidiaries mainly include Baoya New Energy Automobile R&D Institution (Yantai) Co., Ltd., Baoya New Energy Automobile Sale (Yantai) Co., Ltd., Xiangyang Yazhi New Energy Automobile Co., Ltd. (“Xiangyang Yazhi”), Xiangyang Yazhi New Energy Automobile Sale Co. Ltd., Bijie Yabei New Energy Automobile Co., Ltd. (“Bijie Yabei”), Dezhou Yitu New Energy Automobile Co., Ltd., Dezhou Yarui New Energy Automobile Co., Ltd (“Dezhou Yarui”), Baoya New Energy Automobile R&D (Xiangyang) Co., Ltd. In 2019 we acquired our interest in FAW Jilin. Our primary operating entities are Shandong Baoya, and Shandong Baoya’s subsidiary, FAW Jilin. FAW Jilin has a subsidiary named FAW Jilin Automobile Sale Co., Ltd. and a branch named Shandong Branch of FAW Jilin.

For a summary, see “Item 4A. History and Development of the Company” in our annual report on Form 20-F for the year ended December 31, 2023, which is incorporated by reference in this prospectus.

We and our subsidiaries are subject to complex and evolving PRC laws and regulations and face various legal and operational risks and uncertainties relating to doing business in China. For example, we and our subsidiaries in the PRC face risks associated with regulatory approvals on offshore offerings, anti-monopoly regulatory actions, and oversight on cybersecurity and data privacy, as well as the lack of inspection on our auditors by the PCAOB, which may impact our ability to conduct certain businesses, accept foreign investments, or list and conduct offerings on a United States or other foreign exchange. These risks could result in a material adverse change in our operations and the value of our ordinary shares, significantly limit or completely hinder our ability to continue to offer securities to investors, or cause the value of such securities to significantly decline.

See “Item 3. Key Information—D. Risk Factors” in our annual report on Form 20-F for the year ended December 31, 2023, which is incorporated by reference in this prospectus.

Investors in the Ordinary Shares are not purchasing equity securities of our operating subsidiaries but instead are purchasing equity securities of a Cayman Islands exempted company structured as a holding company. We face various legal and operational risks and uncertainties associated with being based in or having a portion of our operations in China and the complex and evolving PRC laws and regulations. For example, we face risks associated with regulatory approvals on offerings conducted overseas and foreign investment in China-based issuers, anti-monopoly regulatory actions, regulatory actions for virtual currency-related business activities and mining activities and oversight on cybersecurity and data privacy, which may negatively impact our ability to conduct certain businesses, access foreign investments, or list on foreign stock exchange. These risks could result in a material adverse change in our operations and the value of our Ordinary Shares, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause the value of such securities to significantly decline or become worthless. For a detailed description of risks relating to doing business in China, see “Item 3. Key Information—3.D. Risk Factors—Risks Relating to Doing Business in China.” in our annual report on Form 20-F for the year ended December 31, 2023, which is incorporated by reference in this prospectus.

Assentsure PAC, our independent registered public accounting firm and our principal auditors, which replaced UHY, LLP an independent registered public accounting firm and our predecessor auditors, issues the audit report included elsewhere in this prospectus.

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The Holding Foreign Companies Accountable Act

The Holding Foreign Companies Accountable Act, or the HFCA Act, was enacted on December 18, 2020. The HFCA Act states that if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC will prohibit our ordinary shares from being traded on a national securities exchange or in the over-the-counter trading market in the United States.

On December 2, 2021, the SEC adopted final amendments to its rules implementing the HFCA Act. Such final rules establish procedures that the SEC will follow in (i) determining whether a registrant is a “Commission-Identified Issuer” (a registrant identified by the SEC as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB is unable to inspect or investigate completely because of a position taken by an authority in that jurisdiction) and (ii) prohibiting the trading of an issuer that is a Commission-Identified Issuer for three consecutive years under the HFCA Act. The SEC began identifying Commission-Identified Issuers for the fiscal years beginning after December 18, 2020. A Commission-Identified Issuer is required to comply with the submission and disclosure requirements in the annual report for each year in which it was identified.

As of the date of this prospectus, we have not been, and do not expect to be identified by the SEC under the HFCA Act. However, whether the PCAOB will continue to conduct inspections and investigations completely to its satisfaction of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainty and depends on a number of factors out of our, and our auditor’s control including positions taken by authorities of the PRC.

See. in our annual report on Form 20-F for the year ended December 31, 2023, which is incorporated by reference in this prospectus, “Item 3. Key Information-D. Risk Factors-Risks Related to Doing Business in China - The Holding Foreign Companies Accountable Act (HFCAA), together with recent joint statement by the SEC and PCAOB, Nasdaq rule changes, a determination by the PCAOB that the PCAOB is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments add uncertainties to our ability to be listed on U.S. stock exchanges.

Investing in our securities involves risks. See the “Risk Factors” section contained in the applicable prospectus supplement, any related free writing prospectus and the documents we incorporate by reference in this prospectus to read about factors you should consider before investing in our securities.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of the disclosures in this prospectus, including any prospectus supplement and documents incorporated by reference. Any representation to the contrary is a criminal offense.

The date of this prospectus is               , 2024

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ABOUT THIS PROSPECTUS

You should read this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information About Us” and “Incorporation of Documents by Reference.”

In this prospectus, unless otherwise indicated or unless the context otherwise requires,

●	“Shares” or “Ordinary Shares” refer to our ordinary shares, par value US$0.003 per share;

●	“US$,” “U.S. Dollars,” “$” and “dollars” refer to the legal currency of the United States; and

●	“we,” “us,” “our company,” “our group” and “our” refer to Chijet Motor Company, Inc., a Cayman Islands exempted company and its subsidiaries.

This prospectus is part of a registration statement on Form F-3 that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process permitted under the Securities Act of 1933, as amended, or the Securities Act. By using a shelf registration statement, we may sell our shares, debt securities and warrants or any combination of any of the foregoing having an aggregate initial offering price of up to US$200 million from time to time in one or more offerings on a continuous or delayed basis. This prospectus only provides you with a summary description of these securities. Each time we sell the securities, we will provide a supplement to this prospectus that contains specific information about the securities being offered and the specific terms of that offering. The supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement. Before purchasing any of the securities, you should carefully read both this prospectus and any supplement, together with the additional information described under the heading “Where You Can Find More Information About Us” and “Incorporation of Documents by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell the securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC can be obtained over the internet at the SEC’s website at www.sec.gov. The SEC also maintains a web site at www.sec.gov that contains reports, proxy and information statements, and other information regarding registrants that make electronic filings with the SEC using its EDGAR system. We also maintain a website at https://chijetmotors.com/investors/ , but information contained on, or linked from, our website is not incorporated by reference in this prospectus or any prospectus supplement. You should not regard any information on our website as a part of this prospectus or any prospectus supplement.

As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of quarterly reports and proxy statements, and officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

This prospectus is part of a registration statement that we filed with the SEC and does not contain all the information in the registration statement. You will find additional information about us in the registration statement. Any statement made in this prospectus concerning a contract or other document of ours is not necessarily complete, and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter. Each such statement is qualified in all respects by reference to the document to which it refers. You may inspect a copy of the registration statement through the SEC’s website.

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INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference the documents listed below:

●	our annual report on Form 20-F for the fiscal year ended December 31, 2023 filed with the SEC on April 30, 2024, or the 2023 Annual Report;

●	our reports on Form 6-K furnished with the SEC on May 7, 2024, May 17, 2024, June 5, 2024, June 12, 2024, June 28, 2024, July 3, 2024 and July 10, 2024; and

●	with respect to each offering of the securities under this prospectus, all our subsequent annual reports on Form 20-F and any report on Form 6-K that indicates that it is being incorporated by reference that we file or furnish with the SEC on or after the date on which the registration statement is first filed with the SEC and until the termination or completion of the offering by means of this prospectus.

Our 2023 Annual Report contains a description of our business and audited consolidated financial statements with reports by our independent auditors. The consolidated financial statements are prepared and presented in accordance with U.S. GAAP.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

Hongwei Mu

Tel: +86-0535-2766221

No. 8, Beijing South Road

Economic & Technological Development Zone Yantai,

Shandong, CN-37 264006

People’s Republic of China

You should rely only on the information that we incorporate by reference or provide in this prospectus. We have not authorized anyone to provide you with different information. We are not making any offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any prospectus supplement, and the information incorporated by reference herein contain forward-looking statements that reflect our current expectations and views of future events. Known and unknown risks, uncertainties and other factors, including those listed under “—Risk Factors,” may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigations Reform Act of 1995.

You can identify some of these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to,” “potential,” “continue” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include statements relating to:

●	changes in applicable laws or regulations;

●	the actual performance of our technology in full-scale operation at customer locations;

●	the timing of revenue and expenditures;

●	the ability of ours to access sufficient capital to run its business;

●	assumptions regarding, and changes in, energy, material and labor prices;

●	the possibility that we might be adversely affected by other economic, business or competitive factors;

●	the future financial and business performance of us and our subsidiaries;

●	the performance of our technology in full-scale operations at customer locations;

●	the potential market size and the assumptions and estimates related thereto;

●	changes in the market for our products and services;

●	the outcome of any legal proceedings that might be instituted against us;

●	expansion and other plans and opportunities;

●	other factors in the “Item 3. Key Information - D. Risk Factors” section in the 2023 annual report.

These forward-looking statements involve various risks and uncertainties. Although we believe that our expectations expressed in these forward-looking statements are reasonable, our expectations may later be found to be incorrect. Our actual results could be materially different from our expectations. You should thoroughly read this prospectus, any prospectus supplement and the documents that we refer to with the understanding that our actual future results may be materially different from and worse than what we expect. In addition, the rapidly changing nature of the online consumer finance industry results in significant uncertainties for any projections or estimates relating to the growth prospects or future condition of our market. Furthermore, if any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions. You should not place undue reliance on these forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements.

The forward-looking statements made in this prospectus or any prospectus supplement, or the information incorporated by reference herein relate only to events or information as of the date on which the statements are made in such document. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

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OUR COMPANY

Overview

We are a Cayman Islands exempted company structured as a holding company and conduct our operations in China through Shandong Baoya and its subsidiaries. Our principal executive offices are located at No. 8, Beijing South Road, Economic & Technological Development Zone Yantai, Shandong, CN-37 264006 and our telephone number is +86-0535-2766221.

We were incorporated as an exempted company with limited liability under the laws of the Cayman Islands on June 14, 2022. Our wholly owned subsidiary, Chijet Inc. was incorporated under the laws of the Cayman Islands on July 2, 2021. Chijet Inc., in turn, indirectly holds 85.17% interest in Shandong Baoya. In addition, Chijet Inc. indirectly holds 60.05% interest in FAW Jilin.

Our core operating entity, Shandong Baoya, was founded in 2009 and is one of the earliest companies in China to engage in the research and development, production and sales of new energy vehicles. Our subsidiaries mainly include Baoya New Energy Automobile R&D Institution (Yantai) Co., Ltd., Baoya New Energy Automobile Sale (Yantai) Co., Ltd., Xiangyang Yazhi New Energy Automobile Co., Ltd. (“Xiangyang Yazhi”), Xiangyang Yazhi New Energy Automobile Sale Co. Ltd., Bijie Yabei New Energy Automobile Co., Ltd. (“Bijie Yabei”), Dezhou Yitu New Energy Automobile Co., Ltd., Dezhou Yarui New Energy Automobile Co., Ltd (“Dezhou Yarui”), Baoya New Energy Automobile R&D (Xiangyang) Co., Ltd. In 2019 we acquired our interest in FAW Jilin. Our primary operating entities are Shandong Baoya, and Shandong Baoya’s subsidiary, FAW Jilin. FAW Jilin has a subsidiary named FAW Jilin Automobile Sale Co., Ltd. and a branch named Shandong Branch of FAW Jilin.

On December 27, 2019, we acquired our interest in FAW Jilin Automobile Co., Ltd., which we refer to as “FAW Jilin.” Pursuant to the Agreement and Plan of Merger relating to this acquisition the purchase price was approximately $215 million (RMB 1.5 billion).

In preparation for listing on the U.S. Exchange Market via merging with a Special Purpose Acquisition Company traded in NASDAQ, the Company completed a reorganization by June 2023, which involved the following steps:

● On July 2, 2021, Chijet Inc. was incorporated under the laws of the Cayman Islands.

● On July 12, 2021, Baoya Technology Holdings Limited was incorporated in British Virgin Islands as a wholly-owned subsidiary of Chijet.

● On July 28, 2021, Baoyaev Group Limited was incorporated in Hong Kong as a wholly-owned subsidiary of Baoya Technology Holdings Limited.

● On October 21, 2021, Baoya New Energy (Shandong) Co., Ltd. (“WFOE”) was established in the PRC as a wholly-owned subsidiary of Baoyaev Group Limited.

By June 3, 2022, Chijet Inc. gradually acquired 85.172% stake in Shandong Baoya through its wholly-owned subsidiary WFOE via the following transactions: (1) WFOE acquired 17.245% stake in Shandong Baoya from two shareholders through 53,879,310 ordinary shares issued by Chijet Inc.; and (2) WFOE acquired 67.927% stake in Shandong Baoya from seven shareholders, individual and institutional, for total consideration of Renminbi (“RMB”)7. Upon the Baoya New Energy (Shandong) Co., Ltd.’s transaction, all seven shareholders entered into a voting agreement to vote consensually concerning operation and development matters of the Chijet and its subsidiaries. Given no change in control, the transaction is accounted for as business combination under common control.

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For financial reporting purposes, the acquisition of Shandong Baoya New Energy Vehicle Co., Ltd. represented a transaction between entities under common control, resulted in a change in reporting entity and required retrospective combination of entities for all periods presented, as if the combination had been in effect since the inception of common control. Accordingly, the consolidated financial statements of Chijet Inc. and subsidiaries reflect the accounting of the combined acquired subsidiaries at historical carrying values, except that equity reflects the equity of Chijet Inc.

On July 12, 2022, we entered into a definitive business combination agreement with Deep Medicine Acquisition Corp., a blank check, special purpose acquisition company incorporated in Delaware, and related support agreement, dated as of such date with this company and its sponsor, Bright Vision Sponsor LLC. On September 26, 2022 this business combination agreement and related supported agreement were terminated following expiration of a prescribed negotiation period in the business combination agreement. None of the parties were obligated to pay any penalties as a result of the termination, pursuant to the terms of the business combination agreement. During 2022, due to COVID-19 pandemic closures, we had approximately five months temporary suspensions of operation.

On October 25, 2022, Chijet Motor entered into the Business Combination Agreement with JWAC, Chijet Inc., the Sellers, Mu Hongwei in the capacity as the Seller Representative thereunder and Merger Sub. On June 1, 2023, as contemplated by the Business Combination Agreement, the Share Exchange occurred such that Chijet became a wholly-owned subsidiary of Chijet Motor, and the Merger Sub merged with JWAC such that JWAC became a wholly-owned subsidiary of Chijet Motor.

As a consequence of the Merger, the Chijet Motor Ordinary Shares are registered under the Exchange Act and listed on Nasdaq, and Chijet Motor is required to hire additional personnel and implement procedures and processes to address public company regulatory requirements and customary practices. Chijet Motor expects to incur additional annual expenses as a public company for, among other things, directors’ and officers’ liability insurance, director fees and additional internal and external accounting and legal and administrative resources, including increased audit and legal fees.

On January 28, 2024, we engaged Assentsure PAC as our independent registered public accounting firm, to replace UHY, LLP. The change of independent registered public accounting firm was approved by the audit committee of the board of directors and the board of directors of our company on December 29, 2023. Assentsure PAC was engaged to audit and report on our consolidated financial statements as of and for the years ended December 31, 2023, 2022 and 2021.

UHY’s reports on the Company’s financial statements for the fiscal years ended December 31, 2022 and 2021 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that UHY’s report for the fiscal years ended December 31, 2022 and 2021 included a paragraph indicating there was substantial doubt about the Company’s ability to continue as a going concern. Furthermore, during the Company’s two most recent fiscal years and in the subsequent interim period through December 29, 2023, there have been no disagreements with UHY on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to UHY’s satisfaction, would have caused UHY to make reference to the subject matter of the disagreement in connection with its reports on the Company’s financial statements for such periods.

For the fiscal years ended December 31, 2022 and 2021 and in the subsequent interim period through December 29, 2023, except for the material weaknesses in internal control over financial reporting reported by management in Management’s Discussion and Analysis of Financial Condition and Results of Operations of the Company’s Form F-4/A filed with the U.S. Securities and Exchange Commission (the “Commission”) on March 24, 2023, there were no other “reportable events” as that term is described in Item 16F (a)(1)(v) of Form 20-F.

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We have provided UHY with a copy of the above disclosure and requested that UHY furnish us with a letter addressed to the U.S. Securities and Exchange Commission stating whether or not it agrees with the above statement. A copy of UHY’s letter dated January 4, 2024 is attached as Exhibit 99.1.

During the fiscal years ended December 31, 2022 and 2023 and in the subsequent interim period prior to our engagement of Assentsure PAC, neither we nor anyone on behalf of us has consulted with Assentsure PAC regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, and neither a written report nor oral advice was provided to us that UHY LLP concluded was an important factor considered by us in reaching a decision as to any accounting, audit, or financial reporting issue, (ii) any matter that was the subject of a disagreement pursuant to Item 16F(a)(1)(iv) of the instructions to Form 20-F, or (iii) any reportable event pursuant to Item 16F(a)(1)(v) of the instructions to Form 20-F.

Recent Developments

Beginning on July 8, 2024, the Company’s ordinary shares began trading on Nasdaq on a split adjusted basis. Upon effectiveness of the reverse stock split, every 30 shares of the Company’s issued and outstanding ordinary shares was automatically converted into one share of issued and outstanding ordinary shares. No fractional shares were issued as a result of the reverse stock split. Instead, any fractional shares that would have resulted from the split were rounded up to the next whole number.

On July 17, 2024, we received a demand letter from Greentree Financial Group, Inc. (“Greentree Financial”), L&H, Inc. (“L&H”), and Kim Chung Wong (“Wong”) for alleged violations of a Non-Redemption Agreements and Contingent Value Rights Agreement (“CVR”), and demanding that the Company register for resale 315,000 pre-split Downside Protection Shares for Greentree Financial; 379,946 pre-split Downside Protection Shares for L&H; and 380,000 pre-split Downside Protection Shares for Wong, as well as additional 150,436 post-split Downside Protection Shares to Greentree Financial;181,453 post-split Downside Protection Shares to L&H; and 181,479 post-split Downside Protection Shares to Wong. In addition, the demand is to release the alleged CVR shares: 51,733 post-split shares to Greentree Financial; 93,598 post-split shares to L&H; and 144,248 post-split shares to Wong. The letter also demanded $450,000 to Greentree Financial as alleged debt pursuant to the Greentree Financial Group Advisory Agreement executed on June 15, 2023.

RISK FACTORS

Investing in our securities involves risk. You should carefully consider the risk factors and uncertainties described under the heading “Item 3. Key Information—D. Risk Factors” in our most recently filed annual report on Form 20-F, which is incorporated in this prospectus by reference, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, and, if applicable, in any accompanying prospectus supplement before investing in any of the securities that may be offered or sold pursuant to this prospectus. These risks and uncertainties could materially affect our business, results of operations or financial condition and cause the value of our securities to decline.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities registered as set forth in the applicable prospectus supplement.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated and existing under the laws of the Cayman Islands to take advantage of certain benefits associated with being a Cayman Islands exempted company, such as:

●	political and economic stability;

●	an effective judicial system;

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●	a favorable tax system;

●	the absence of exchange control or currency restrictions; and

●	the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include:

●	the Cayman Islands has a less developed body of securities laws as compared to the United States and provides significantly less protection to investors; and

●	Cayman Islands exempted companies do not have standing to sue before the federal courts of the United States.

Our memorandum and articles of association do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.

We conduct substantially all of our operations in China and substantially all of our assets are located in China. In addition, a majority of our directors and executive officers reside within China, and most of the assets of these persons are located within China. None of our directors and executive officers resides in Hong Kong, and their assets are primarily located outside Hong Kong. As a result, it may be difficult or impossible for you to effect service of process within the United States upon these individuals, or to bring an action against us or against these individuals in the United States in the event that you believe your rights have been infringed under the U.S. federal securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of Cayman Islands and of the PRC may render you unable to enforce a judgment against our assets or the assets of our directors and officers.

We have appointed Puglisi as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

Maples and Calder (Cayman) LLP, our legal counsel as to Cayman Islands law, has advised us that the courts of the Cayman Islands are unlikely:

●	to recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the federal securities laws of the United States or any state or territory in the United States; and

●	in original actions brought in the Cayman Islands to impose liabilities against us or our directors or officers that are predicated upon the civil liability provisions of federal securities laws of the United States or any state or territory within the United States so far as the liabilities imposed by those provisions are penal in nature.

Maples and Calder (Cayman) LLP has further advised us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the courts of the Cayman Islands will, at common law, recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without any re-examination of the merits of the underlying dispute based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the liquidated sum for which such judgment has been given, provided such judgment (i) is given by a foreign court of competent jurisdiction, (ii) imposes on the judgment debtor a liability to pay a liquidated sum for which judgment has been given, (iii) is final and conclusive, (iv) is not in respect of taxes, a fine or a penalty; (v) is not inconsistent with a Cayman Islands judgment in respect of the same matter, and (vi) is not impeachable on the grounds of fraud and was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. However, the Cayman Islands courts are unlikely to enforce a judgment obtained from a United States court predicated upon the civil liabilities provision of the federal securities laws in the United States if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

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PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between the PRC and the country where the judgment is made or on principles of reciprocity between jurisdictions. The PRC currently does not have any treaties or other form of reciprocity arrangement that provide for the reciprocal recognition and enforcement of foreign judgments with the United States. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. Therefore, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States.

TAXATION

Material income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement relating to the offering of those securities.

DESCRIPTION OF THE SECURITIES

We may issue, offer and sell from time to time, in one or more offerings, the following securities:

Ordinary Shares, debt securities, warrants, subscription rights and units.

The following is a description of the terms and provisions of our shares, debt securities and warrants to purchase shares, or debt securities, which we may offer and sell using this prospectus. These summaries are not meant to be a complete description of each security. We will set forth in the applicable prospectus supplement a description of the warrants, and, in certain cases, the ordinary shares that may be offered under this prospectus. The terms of the offering of securities, the initial offering price and the net proceeds to us, as applicable, will be contained in the prospectus supplement and other offering material relating to such offering. The supplement may also add, update or change information contained in this prospectus. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each security. You should carefully read this prospectus and any prospectus supplement before you invest in any of our securities.

DESCRIPTION OF SHARE CAPITAL

We are a Cayman Islands exempted company and our affairs are governed by our amended and restated memorandum and articles of association and the Companies Act (As Revised) of the Cayman Islands, or Companies Act, and the common law of the Cayman Islands.

As of the date of this prospectus, our share capital is $30,000,000 divided into 10,000,000,000 shares of a nominal or par value of $0.003 each. As of the date of this prospectus, 5,356,905 ordinary shares were issued and outstanding.

The following are summaries of material provisions of our amended and restated memorandum and articles of association and the Companies Act as they relate to the material terms of our ordinary shares.

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Exempted Company

We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

●	an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies;

●	an exempted company is not required to open its register of members for inspection;

●	an exempted company does not have to hold an annual general meeting;

●	an exempted company may issue no par value shares;

●	an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings given for a period of up to 30 years);

●	an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	an exempted company may register as a limited duration company; and

●	an exempted company may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Ordinary Shares

General

All of our issued and outstanding ordinary shares are fully paid and non-assessable.

Dividends

The holders of our ordinary shares are entitled to receive such dividends as may be declared by our board of directors subject to our amended and restated memorandum and articles of association and the Companies Act.

Under Cayman Islands law, dividends may be paid only out of profits or share premium, provided that, immediately after the payment, we will be able to pay our debts as they become due in the ordinary course of business. Any dividend declared on our ordinary shares shall be payable to holders of ordinary shares.

Register of Members

Under Cayman Islands law, we must keep a register of members and there must be entered therein:

●	the names and addresses of the members, together with a statement of the shares held by each member, and such statement shall confirm (i) the amount paid or agreed to be considered as paid, on the shares of each member, (ii) the number and category of shares held by each member, and (iii) whether each relevant category of shares held by a member carries voting rights under the articles of association of the company, and if so, whether such voting rights are conditional;

●	the date on which the name of any person was entered on the register as a member; and

●	the date on which any person ceased to be a member.

Under Cayman Islands law, the register of members of our company is prima facie evidence of the matters set out therein (i.e., the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a member registered in the register of members will be deemed as a matter of Cayman Islands law to have legal title to the shares as set against its name in the register of members.

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The shareholders recorded in the register of members are deemed to have legal title to the shares set against their name. However, there are certain limited circumstances where an application may be made to a Cayman Islands court for a determination on whether the register of members reflects the correct legal position. Further, the Cayman Islands court has the power to order that the register of members maintained by a company should be rectified where it considers that the register of members does not reflect the correct legal position. If an application for an order for rectification of the register of members were made in respect of our ordinary shares, then the validity of such shares may be subject to re-examination by a Cayman Islands court.

Voting Rights

Each holder of ordinary shares is entitled to one vote for each share registered in their name on the register of members on all matters upon which the ordinary shares are entitled to vote. Voting at any general meeting is by poll.

General Meetings and Shareholder Proposals

A quorum required for a general meeting is the holders of a majority of the issued and outstanding ordinary shares in our company entitled to vote at general meetings, present in person or by proxy or, if a corporation or other non-natural person, by its duly authorized representative. Although not required by the Cayman Islands Companies Act or our amended and restated memorandum and articles of association, we expect to hold annual general meetings and such meetings may be convened by our board of directors on its own initiative or upon a request to the directors by shareholders holding in aggregate not less than one-third in par value of our issued shares that carry the right to vote at general meetings. Advance notice of at least 10 days is required for the convening of our annual general meeting and other general meetings.

An ordinary resolution to be passed by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the ordinary shares cast by those shareholders entitled to vote who are present in person or by proxy in a general meeting, while a special resolution requires the affirmative vote of at least two-thirds of the votes attaching to the ordinary shares cast by those shareholders entitled to vote who are present in person or by proxy in a general meeting. Both ordinary resolutions and special resolutions may also be passed by a unanimous written resolution signed by all the shareholders of our company, as permitted by the Cayman Islands Companies Act and the amended and restated memorandum and articles of association of our company. A special resolution will be required for important matters such as change of name or making further changes to the amended and restated memorandum and articles of association of our company.

Transfer of ordinary shares

Subject to the restrictions of our amended and restated memorandum and articles of association, as applicable, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or any other form approved by our board of directors.

Our board of directors may, in its absolute discretion, decline to register any transfer of any Ordinary Share which is not fully paid up or on which we have a lien. Our directors may also decline to register any transfer of any Ordinary Share unless:

● the instrument of transfer is lodged with us, accompanied by the certificate (if any) for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

● the instrument of transfer is in respect of only one class of ordinary shares;

● the instrument of transfer is properly stamped, if required;

● in the case of a transfer to joint holders, the number of joint holders to whom the Ordinary Share is to be transferred does not exceed four; or

● the ordinary shares transferred are free of any lien in favor of ours.

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If our directors refuse to register a transfer they shall, within two months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal. The registration of transfers may, on 14 days’ notice being given by advertisement in such one or more newspapers or by electronic means, be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine; provided, however, that the registration of transfers shall not be suspended and the register shall not be closed for more than 30 days in any year.

Liquidation

On a winding up of our company, if the assets available for distribution among its shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus will be distributed among its shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to us for unpaid calls or otherwise. If our assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that the losses are borne by its shareholders in proportion to the par value of the shares held by them.

Calls on ordinary shares and Forfeiture of Ordinary Shares

Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their ordinary shares in a notice served to such shareholders at least 14 days prior to the specified time of payment. The ordinary shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Ordinary Shares

We may issue shares on terms that are subject to redemption, at our option or at the option of the holders, on such terms and in such manner as may be determined before the issue of such shares, by our board of directors or by a special resolution of our shareholders. We may also repurchase any of its shares provided that the manner and terms of such purchase have been agreed between the board of directors and the relevant shareholder or are otherwise authorized by its amended and restated memorandum and articles of association. Under the Cayman Islands Companies Act, the redemption or repurchase of any share may be paid out of our profits or out of the proceeds of a fresh issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve) if we can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Cayman Islands Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding, or (c) if the company has commenced liquidation. In addition, we may accept the surrender of any fully paid share for no consideration.

Variations of Rights of Shares

All or any of the special rights attached to any class of shares may, subject to the provisions of the Cayman Islands Companies Act, the amended and restated memorandum and articles of association and Cayman Islands law, be varied either with the written consent of the holders of not less than two-thirds of the issued shares of that class or with the sanction of a resolution passed by a majority of not less than two-thirds of the votes cast at a separate meeting of the holders of the shares of that class.

Inspection of Books and Records

Holders of our ordinary shares have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or its corporate records. However, we will provide our shareholders with annual audited financial statements.

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Changes in Capital

We may from time to time by ordinary resolution:

● increase our share capital by such sum, to be divided into shares of such classes and amount, as the resolution shall prescribe;

● consolidate and divide all or any of its share capital into shares of a larger amount than its existing shares;

● convert all or any of its paid up shares into stock and reconvert that stock into paid up shares of any denomination;

● sub-divide its existing shares, or any of them into shares of a smaller amount that is fixed by the amended and restated memorandum and articles of association; and

● cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled.

Subject to Companies Act and confirmation by the Grand Court of the Cayman Islands on an application by us for an order confirming such reduction, we may by special resolution reduce its share capital and any capital redemption reserve in any manner authorized by law.

Differences in Corporate Law

The Companies Act is modeled after that of the English companies’ legislation but does not follow recent English law statutory enactments, and accordingly there are significant differences between the Companies Act and the current Companies Act of England. In addition, the Companies Act differs from laws applicable to Delaware corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Companies Act applicable to us and the laws applicable to Delaware corporations and their shareholders.

Majority Independent Board

A domestic U.S. company listed on the Nasdaq Stock Market must comply with the requirement that a majority of the board of directors must be comprised of independent directors as defined under Nasdaq Stock Market Rules 5605(b)(1). As a Cayman Islands corporation, we are allowed to follow home country practices in lieu of certain corporate governance requirements under the Nasdaq Stock Market Rules where there is no similar requirement under the laws of the Cayman Islands. We intend to rely on such exemption and do not intend to have a majority of the board be independent upon completion of the offering.

Mergers and Similar Arrangements

The Companies Act permits mergers and consolidations between Cayman Islands exempted companies and between Cayman Islands exempted companies and non-Cayman Islands exempted companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertakings, property and liabilities in one of such companies as the surviving company and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertakings, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The written plan of merger or consolidation must be filed with the Registrar of Companies together with a declaration as to the solvency of the consolidated or surviving company, a declaration as to the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Dissenting shareholders have the right to be paid the fair value of their shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) if they follow the required procedures, subject to certain exceptions. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

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Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by (a) 75% in value of each class of shareholders, or (b) a majority in number representing 75% in value of each class of creditors with whom the arrangement is to be made, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

●	the statutory provisions as to the due majority vote have been met;

●	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

●	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of dissentient minority shareholders upon a tender offer. When a tender offer is made and accepted by holders of 90% of the shares affected (within four months), the offeror may, within a two-month period commencing on the expiration of such four month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands, but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction by way of scheme of arrangement is thus approved and sanctioned, or if a tender offer is made and accepted, in accordance with the foregoing statutory provisions, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of United States corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits

In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands court can be expected to apply and follow the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) which permit a minority shareholder to commence a class action against, or a derivative action in the name of, a company to challenge the following acts in the following circumstances:

●	a company acts or proposes to act illegally or ultra vires;

●	the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

●	those who control the company are perpetrating a “fraud on the minority.”

Directors’ Fiduciary Duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components, the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director must act in a manner he or she reasonably believes to be in the best interests of the corporation.

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A director must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interests of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands exempted company is in the position of a fiduciary with respect to the company, and therefore he or she owes the following duties to the company—a duty to act bona fide in the best interests of the company, a duty not to make a personal profit out of his or her position as director (unless the company permits him or her to do so), a duty not to put himself or herself in a position where the interests of the company conflict with his or her personal interests or his or her duty to a third-party and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands exempted company owes to the company a duty to exercise the skill they actually possess and such care and diligence that a reasonably prudent person would exercise in comparable circumstances. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, there are indications that the English and commonwealth courts are moving towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Under our amended and restated memorandum and articles of association, directors who are in any way, whether directly or indirectly, interested in a contract or proposed contract or arrangement with our company must declare the nature of their interest at a meeting of the board of directors. A director may vote in respect of any contract, transaction or arrangement, or any proposed contract, transaction or arrangement, notwithstanding that he may be interested therein and if he does so his vote shall be counted and he may be counted in the quorum at any meeting of our directors at which any such contract, transaction or arrangement is considered and voted upon.

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

Our amended and restated memorandum and articles of association provides that our company shall indemnify our directors (including alternate directors) and officers and their personal representatives against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such persons, other than by reason of any such person’s own dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including any costs, expenses, losses or liabilities incurred by such persons in defending (whether successfully or otherwise) any civil proceedings concerning our company or our affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our post-offering amended and restated memorandum and articles of association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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Shareholder Action by Written Resolution

Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. The Companies Act and our amended and restated memorandum and articles of association provide that shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.

Shareholder Proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual general meeting, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

Cayman Islands law does not provide shareholders any right to put proposal before a meeting and provides limited rights for shareholders to requisition a general meeting. However, these rights may be provided in articles of association. Our amended and restated memorandum and articles of association allow any two or more our shareholders, who together hold shares which carry in aggregate not less than ten percent of all votes attaching to all of the issued and outstanding shares of our company, to requisition an extraordinary general meeting of our shareholders. As an exempted Cayman Islands exempted company, we are not obliged by law to call shareholders’ annual general meetings.

Cumulative Voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled for a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but our amended and restated memorandum and articles of association do not provide for cumulative voting.

Removal of Directors

Under the Delaware General Corporation Law, a director of a corporation may be removed with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our amended and restated memorandum and articles of association, directors can be removed by a special resolution of our shareholders notwithstanding anything in our articles of association or in any agreement between our company and such director. In addition, a director’s office shall be vacated if the director (i) becomes bankrupt or makes any arrangement or composition with his creditors; (ii) dies or is found to be or becomes of unsound mind; (iii) resigns his office by notice in writing to the Company; (iv) without special leave of absence from our board of directors, is absent from three consecutive meetings of the board and the board resolves that his office be vacated; (v) is prohibited by law from being a director; or (vi) is removed from office pursuant to any other provision of our articles of association.

Transactions with Interested Shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date on which such person becomes an interested shareholder. An interested shareholder generally is one which owns or owned 15% or more of the target’s outstanding voting shares within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction that resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware public corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

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Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions entered into must be bona fide in the best interests of the company, for a proper corporate purpose and not with the effect of perpetrating a fraud on the minority shareholders.

Dissolution and Winding Up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. The Delaware General Corporation Law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board of directors. Under the Companies Act, our company may be dissolved, liquidated or wound up by either an order of the courts of the Cayman Islands or by a special resolution of our shareholders, or by an ordinary resolution of our shareholders on the basis that our company is unable to pay its debts as they fall due.

Variation of Rights of Shares

If at any time, our share capital is divided into different classes of shares, under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our amended and restated memorandum and articles of association and as permitted by the Companies Act, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class either with the unanimous written consent of all of the holders of the issued shares of that class or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of that class.

Amendment of Governing Documents

Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under the Companies Act, our amended and restated memorandum and articles of association may only be amended by a special resolution of our shareholders.

Inspection of Books and Records

Under the Delaware General Corporation Law, any shareholder of a corporation may for any proper purpose inspect or make copies of the corporation’s stock ledger, list of shareholders and other books and records.

Holders of our shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records (other than a right to receive copies of our memorandum and articles of association, any special resolutions which have been passed by our shareholders, and our register of mortgages and charges). However, we intend to provide our shareholders with annual reports containing audited financial statements.

Rights of Non-resident or Foreign Shareholders

There are no limitations imposed by foreign law or by our amended and restated memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our ordinary shares. In addition, there are no provisions in our amended and restated memorandum and articles of association that require the Company to disclose shareholder ownership above any particular ownership threshold.

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DESCRIPTION OF ORDINARY SHARES

We may issue our ordinary shares either alone or underlying other securities convertible into or exercisable or exchangeable for our ordinary shares.

Holders of our ordinary shares are entitled to certain rights and subject to certain conditions as set forth in our amended and restated memorandum and articles of association and the Companies Act. See “Description of Share Capital.”

DESCRIPTION OF DEBT SECURITIES

We may issue series of debt securities, which may include debt securities exchangeable for or convertible into ordinary shares. When we offer to sell a particular series of debt securities, we will describe the specific terms of that series in a supplement to this prospectus. The following description of debt securities will apply to the debt securities offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of debt securities may specify different or additional terms.

The debt securities offered by this prospectus may be secured or unsecured, and may be senior debt securities, senior subordinated debt securities or subordinated debt securities. The debt securities offered by this prospectus may be issued under an indenture between us and the trustee under the indenture. The indenture may be qualified under, subject to, and governed by, the Trust Indenture Act of 1939, as amended. We have summarized selected portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement on Form F-3, of which this prospectus is a part, and you should read the indenture for provisions that may be important to you.

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and detailed or determined in the manner provided in a board of directors’ resolution, an officers’ certificate and by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to the series, including any pricing supplement.

We may issue any amount of debt securities under the indenture, which may be in one or more series with the same or different maturities, at par, at a premium or at a discount. We will set forth in a prospectus supplement, including any related pricing supplement, relating to any series of debt securities being offered, the initial offering price, the aggregate principal amount offered and the terms of the debt securities, including, among other things, the following:

●	the title of the debt securities;

●	the price or prices (expressed as a percentage of the aggregate principal amount) at which we will sell the debt securities;

●	any limit on the aggregate principal amount of the debt securities;

●	the date or dates on which we will repay the principal on the debt securities and the right, if any, to extend the maturity of the debt securities;

●	the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will be payable and any regular record date for any interest payment date;

●	the place or places where the principal of, premium, and interest on the debt securities will be payable, and where the debt securities of the series that are convertible or exchangeable may be surrendered for conversion or exchange;

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●	any obligation or right we have to redeem the debt securities pursuant to any sinking fund or analogous provisions or at the option of holders of the debt securities or at our option, and the terms and conditions upon which we are obligated to or may redeem the debt securities;

●	any obligation we have to repurchase the debt securities at the option of the holders of debt securities, the dates on which and the price or prices at which we will repurchase the debt securities and other detailed terms and provisions of these repurchase obligations;

●	the denominations in which the debt securities will be issued;

●	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

●	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

●	the currency of denomination of the debt securities;

●	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

●	if payments of principal of, premium or interest on, the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

●	the manner in which the amounts of payment of principal of, premium or interest on, the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

●	any provisions relating to any security provided for the debt securities;

●	any addition to or change in the events of default described in the indenture with respect to the debt securities and any change in the acceleration provisions described in the indenture with respect to the debt securities;

●	any addition to or change in the covenants described in the indenture with respect to the debt securities;

●	whether the debt securities will be senior or subordinated and any applicable subordination provisions;

●	a discussion of material income tax considerations applicable to the debt securities;

●	any other terms of the debt securities, which may modify any provisions of the indenture as it applies to that series; and

●	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities.

We may issue debt securities that are exchangeable for and/or convertible into ordinary shares. The terms, if any, on which the debt securities may be exchanged and/or converted will be set forth in the applicable prospectus supplement. Such terms may include provisions for exchange or conversion, which can be mandatory, at the option of the holder or at our option, and the manner in which the number of ordinary shares or other securities to be received by the holders of debt securities would be calculated.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the U.S. federal income tax considerations, and other special considerations applicable to any of these debt securities in the applicable prospectus supplement. If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

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We may issue debt securities of a series in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

The indenture and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York, unless we otherwise specify in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

We may issue and offer warrants under the material terms and conditions described in this prospectus and any accompanying prospectus supplement. The accompanying prospectus supplement may add, update or change the terms and conditions of the warrants as described in this prospectus.

General

We may issue warrants to purchase our ordinary shares or debt securities. Warrants may be issued independently or together with any securities and may be attached to or separate from those securities. The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all of which will be described in the prospectus supplement relating to the warrants we are offering. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

Equity Warrants

Each equity warrant issued by us will entitle its holder to purchase the equity securities designated at an exercise price set forth in, or to be determinable as set forth in, the related prospectus supplement. Equity warrants may be issued separately or together with equity securities.

The equity warrants are to be issued under equity warrant agreements to be entered into between us and one or more banks or trust companies, as equity warrant agent, as will be set forth in the applicable prospectus supplement and this prospectus.

The particular terms of the equity warrants, the equity warrant agreements relating to the equity warrants and the equity warrant certificates representing the equity warrants will be described in the applicable prospectus supplement, including, as applicable:

●	the title of the equity warrants;

●	the initial offering price;

●	the aggregate amount of equity warrants and the aggregate amount of equity securities purchasable upon exercise of the equity warrants;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	if applicable, the designation and terms of the equity securities with which the equity warrants are issued, and the amount of equity warrants issued with each equity security;

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●	the date, if any, on and after which the equity warrants and the related equity security will be separately transferable;

●	if applicable, the minimum or maximum amount of the equity warrants that may be exercised at any one time;

●	the date on which the right to exercise the equity warrants will commence and the date on which the right will expire;

●	if applicable, a discussion of United States federal income tax, accounting or other considerations applicable to the equity warrants;

●	anti-dilution provisions of the equity warrants, if any;

●	redemption or call provisions, if any, applicable to the equity warrants; and

●	any additional terms of the equity warrants, including terms, procedures and limitations relating to the exchange and exercise of the equity warrants.

Holders of equity warrants will not be entitled, solely by virtue of being holders, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any general meeting for the election of directors or any other matters, or to exercise any rights whatsoever as a holder of the equity securities purchasable upon exercise of the equity warrants.

Debt Warrants

Each debt warrant issued by us will entitle its holder to purchase the debt securities designated at an exercise price set forth in, or to be determinable as set forth in, the related prospectus supplement. Debt warrants may be issued separately or together with debt securities.

The debt warrants are to be issued under debt warrant agreements to be entered into between us, and one or more banks or trust companies, as debt warrant agent, as will be set forth in the applicable prospectus supplement and this prospectus.

The particular terms of each issue of debt warrants, the debt warrant agreement relating to the debt warrants and the debt warrant certificates representing debt warrants will be described in the applicable prospectus supplement, including, as applicable:

●	the title of the debt warrants;

●	the initial offering price;

●	the title, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	the title and terms of any related debt securities with which the debt warrants are issued and the amount of the debt warrants issued with each debt security;

●	the date, if any, on and after which the debt warrants and the related debt securities will be separately transferable;

●	the principal amount of debt securities purchasable upon exercise of each debt warrant and the price at which that principal amount of debt securities may be purchased upon exercise of each debt warrant;

●	if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

●	the date on which the right to exercise the debt warrants will commence and the date on which the right will expire;

●	if applicable, a discussion of United States federal income tax, accounting or other considerations applicable to the debt warrants;

●	whether the debt warrants represented by the debt warrant certificates will be issued in registered or bearer form, and, if registered, where they may be transferred and registered;

●	anti-dilution provisions of the debt warrants, if any;

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●	redemption or call provisions, if any, applicable to the debt warrants; and

●	any additional terms of the debt warrants, including terms, procedures and limitations relating to the exchange and exercise of the debt warrants.

Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations and, if in registered form, may be presented for registration of transfer, and debt warrants may be exercised at the corporate trust office of the debt warrant agent or any other office indicated in the related prospectus supplement. Before the exercise of debt warrants, holders of debt warrants will not be entitled to payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon exercise of the debt warrants, or to enforce any of the covenants in the indentures governing such debt securities.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase our Ordinary Shares. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

●	the price, if any, for the subscription rights;

●	the exercise price payable for each ordinary share upon the exercise of the subscription rights;

●	the number of subscription rights to be issued to each shareholder;

●	the number and terms of the shares Ordinary Shares which may be purchased per each subscription right;

●	the extent to which the subscription rights are transferable;

●	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

●	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

●	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

●	if applicable, the material terms of any standby underwriting or purchase arrangement which may be entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription right agreement, which will be filed with the SEC if we offer subscription rights. For more information on how you can obtain copies of the applicable subscription right agreement if we offer subscription rights, see the sections entitled “Where You Can Find More Information about Us” and “Incorporation of Documents by Reference”. We urge you to read the applicable subscription right agreement and any applicable prospectus supplement in their entirety.

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DESCRIPTION OF UNITS

We may, from time to time, issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination.

Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

PLAN OF DISTRIBUTION

We may sell or distribute the securities offered by this prospectus, from time to time, in one or more offerings, as follows:

●	through agents;

●	to dealers or underwriters for resale;

●	directly to purchasers;

●	in “at-the-market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise; or

●	through a combination of any of these methods of sale.

The prospectus supplement with respect to the securities may state or supplement the terms of the offering of the securities.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. In some cases, we or dealers acting for us or on our behalf may also repurchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

Our securities distributed by any of these methods may be sold to the public, in one or more transactions, either:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to prevailing market prices; or

●	at negotiated prices.

Sale through Underwriters or Dealers

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer the securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The applicable prospectus supplement will include the names of the dealers and the terms of the transaction.

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Direct Sales and Sales through Agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The applicable prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the applicable prospectus supplement, any agent will agree to use its commonly reasonable efforts to solicit purchases for the period of its appointment. We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those shares. The terms of any such sales will be described in the applicable prospectus supplement.

Offered securities may be sold at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth, in the supplement relating to that offering. Unless otherwise specified in connection with a particular offering of securities, any such agent will be acting on a best efforts basis for the period of its appointment.

As one of the means of direct issuance of offered securities, we may utilize the services of an entity through which it may conduct an electronic “dutch auction” or similar offering of the offered securities among potential purchasers who are eligible to participate in the auction or offering of such offered securities, if so described in the applicable prospectus supplement.

Delayed Delivery Contracts

If the applicable prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, each series of offered securities will be a new issue and will have no established trading market. We may elect to list any series of offered securities on an exchange. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

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Derivative Transactions and Hedging

We and the underwriters may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters. The underwriters may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

Loans of Securities

We may loan or pledge securities to a financial institution or other third parties that in turn may sell the securities using this prospectus and an applicable prospectus supplement.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us, against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us or our affiliates, in the ordinary course of business for which they may receive customary compensation.

Conflicts of Interest

Underwriters, dealers and agents may be entitled, under agreements with us, to indemnification by us relating to material misstatements and omissions in our offering documents. Underwriters, dealers and agents may engage in transactions with, or perform services for, us in their ordinary course of business.

Except for securities issued upon a reopening of a previous series, each series of offered securities will be a new issue of securities and will have no established trading market. Any underwriters to whom offered securities are sold for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The offered securities may or may not be listed on a securities exchange. No assurance can be given that there will be a market for the offered securities.

LEGAL MATTERS

The validity of the debt securities and warrants offered by this prospectus, to the extent governed by the laws of the State of New York, will be passed upon for us by Carter Ledyard & Milburn LLP, our special United States counsel. The validity of the shares, to the extent governed by Cayman Islands law, will be passed upon for us by Maples and Calder (Cayman) LLP, our special legal counsel as to Cayman Islands law. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers or agents, such counsel will be named in the applicable prospectus supplement relating to any such offering.

EXPERTS

The financial statements of Chijet Motor Company, Inc. as of December 31, 2023 and for the year ended December 31, 2023 and as of December 31, 2022 and for the year ended December 31, 2022, incorporated by reference in this prospectus, have been audited by Assentsure PAC, an independent registered public accounting firm which replaced our predecessor auditors, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm, given their authority as experts in accounting and auditing.

The offices of Assentsure PAC are located in Singapore.

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                      Class A Ordinary Shares

Prefunded Warrants to Purchase up to                  Class A Ordinary Shares

Up to                 Class A Ordinary Shares Underlying Prefunded Warrants

Ordinary Warrants to Purchase up to                    Class A Ordinary Shares

Up to                 Class A Ordinary Shares Underlying Ordinary Warrants

Placement Agent Warrants to Purchase up to                 Class A Ordinary Shares

Up to                 Class A Ordinary Shares Underlying Placement Agent Warrants

CHIJET MOTOR COMPANY, INC.

PROSPECTUS SUPPLEMENT

Maxim Group LLC

Prospectus supplement dated September                             , 2025